Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-269296

GS Finance Corp. $280,000 Autocallable ETF-Linked Notes due 2026 guaranteed by The Goldman Sachs Group, Inc.

The notes (CUSIP: 40057RHQ4) do not bear interest. The notes will mature on the stated maturity date (May 11, 2026) unless they are automatically called on the call observation date (May 3, 2024). Your notes will be automatically called on the call observation date if the closing level of each of the iShares® MSCI EAFE Value ETF and the iShares® MSCI EAFE Growth ETF (each, an ETF) on such date is greater than or equal to its initial level ($49.44 with respect to the iShares® MSCI EAFE Value ETF and $95.67 with respect to the iShares® MSCI EAFE Growth ETF), resulting in a payment on the call payment date (May 10, 2024) for each $1,000 face amount of your notes equal to $1,112.

The return on your notes is linked to the performances of the iShares® MSCI EAFE Value ETF and the iShares® MSCI EAFE Growth ETF (each, an ETF), and not to that of the MSCI EAFE Value Index or the MSCI EAFE Growth Index (each, an index) on which the respective ETFs are based. The ETFs follow a strategy of “representative sampling,” which in each case means the ETF’s holdings are not the same as those of its index. The performance of any ETF may significantly diverge from that of its index.

The amount that you will be paid on your notes at maturity, if they have not been automatically called, is based on the performance of the lesser performing ETF (the ETF with the lowest ETF return). The ETF return for each ETF is the percentage increase or decrease in its final level (the closing level of such ETF on the determination date, May 4, 2026) from its initial level. If the final level of each ETF is greater than its initial level, the return on your notes will be positive and will equal 1.5 times the lesser performing ETF return. If the final level of any ETF is equal to or less than its initial level, but the final level of each ETF is greater than or equal to 90% of its initial level, you will receive the face amount of your notes. If the final level of any ETF is less than 90% of its initial level, the return on your notes will be negative and you could receive significantly less than the face amount of your notes.

At maturity, for each $1,000 face amount of your notes, you will receive an amount in cash equal to:

•
if the final level of each ETF is greater than its initial level, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) 1.5 times (c) the lesser performing ETF return;
•
if the final level of each ETF is greater than or equal to 90% of its initial level but the final level of any ETF is equal to or less than its initial level, $1,000; or
•
if the final level of any ETF is less than 90% of its initial level, the sum of (i) $1,000 plus (ii) the product of (a) the sum of the lesser performing ETF return plus 10% times (b) $1,000. You will receive less than the face amount of your notes.

If the final level of any ETF declines by more than 10% from its initial level, the return on your notes will be negative and will equal the ETF return of the lesser performing ETF plus 10%. You could lose a significant portion of the face amount of your notes.

You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-11.

The estimated value of your notes at the time the terms of your notes are set on the trade date is equal to approximately $930 per $1,000 face amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC would initially buy or sell your notes, if it makes a market in the notes, see the following page.

Original issue date:	May 8, 2023	Original issue price:	100% of the face amount
Underwriting discount:	1.2% of the face amount*	Net proceeds to the issuer:	98.8% of the face amount

* See “Supplemental Plan of Distribution; Conflicts of Interest” on page PS-52 for additional information regarding the fees comprising the underwriting discount.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

Pricing Supplement No. 9,750 dated May 3, 2023.

The issue price, underwriting discount and net proceeds listed above relate to the notes we sell initially. We may decide to sell additional notes after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in notes will depend in part on the issue price you pay for such notes.

GS Finance Corp. may use this prospectus in the initial sale of the notes. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a note after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Notes

The estimated value of your notes at the time the terms of your notes are set on the trade date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $930 per $1,000 face amount, which is less than the original issue price. The value of your notes at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell notes (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your notes at the time of pricing, plus an additional amount (initially equal to $70 per $1,000 face amount).

Prior to August 3, 2023, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your notes (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through August 2, 2023). On and after August 3, 2023, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market) will equal approximately the then-current estimated value of your notes determined by reference to such pricing models.

About Your Prospectus

The notes are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below, does not set forth all of the terms of your notes and therefore should be read in conjunction with such documents:

•
General terms supplement no. 8,999 dated February 13, 2023
•
Prospectus supplement dated February 13, 2023
•
Prospectus dated February 13, 2023

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your notes.

We refer to the notes we are offering by this pricing supplement as the “offered notes” or the “notes”. Each of the offered notes has the terms described below. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. The notes will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The notes will be issued in book-entry form and represented by master note no. 3, dated March 22, 2021.

Terms AND CONDITIONS

CUSIP / ISIN: 40057RHQ4 / US40057RHQ48

Company (Issuer): GS Finance Corp.

Guarantor: The Goldman Sachs Group, Inc.

Underliers (each individually, an underlier): the iShares® MSCI EAFE Value ETF (current Bloomberg symbol: "EFV UP Equity"), or any successor underlier, and the iShares® MSCI EAFE Growth ETF (current Bloomberg symbol: “EFG UP Equity”), or any successor underlier, as each may be modified, replaced or adjusted from time to time as provided herein

Underlying indices (each individually, an underlying index): with respect to the iShares® MSCI EAFE Value ETF, the MSCI EAFE Value Index, and with respect to the iShares® MSCI EAFE Growth ETF, the MSCI EAFE Growth Index

Face amount: $280,000 in the aggregate on the original issue date; the aggregate face amount may be increased if the company, at its sole option, decides to sell an additional amount on a date subsequent to the trade date

Authorized denominations: $1,000 or any integral multiple of $1,000 in excess thereof

Principal amount: Subject to redemption by the company as provided under “— Company’s redemption right (automatic call feature)” below, on the stated maturity date the company will pay, for each $1,000 of the outstanding face amount, an amount in cash equal to the cash settlement amount.

Cash settlement amount:

•
if the final underlier level of each underlier is greater than its initial underlier level, (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the upside participation rate times (c) the lesser performing underlier return;
•
if the final underlier level of each underlier is greater than or equal to its buffer level but the final underlier level of any underlier is equal to or less than its initial underlier level, $1,000; or
•
if the final underlier level of any underlier is less than its buffer level, the sum of (i) $1,000 plus (ii) the product of (a) the lesser performing underlier return plus the buffer amount times (b) $1,000

Company’s redemption right (automatic call feature): if a redemption event occurs, then the outstanding face amount will be automatically redeemed in whole and the company will pay an amount in cash on the call payment date, for each $1,000 of the outstanding face amount, equal to $1,112

Redemption event: a redemption event will occur if, as measured on the call observation date, the closing level of each underlier is greater than or equal to its initial underlier level

Initial underlier level: $49.44 with respect to the iShares® MSCI EAFE Value ETF and $95.67 with respect to the iShares® MSCI EAFE Growth ETF

Final underlier level: with respect to an underlier, the closing level of such underlier on the determination date, subject to adjustment as provided in “— Consequences of a market disruption event or non-trading day” and “— Discontinuance or modification of an underlier” below

Underlier return: with respect to an underlier, the quotient of (i) its final underlier level minus its initial underlier level divided by (ii) its initial underlier level, expressed as a percentage

Upside participation rate: 150%

Lesser performing underlier return: the underlier return of the lesser performing underlier

Lesser performing underlier: the underlier with the lowest underlier return

Buffer level: for each underlier, 90% of its initial underlier level

Buffer amount: 10%

Trade date: May 3, 2023

Original issue date: May 8, 2023

Determination date: May 4, 2026, unless the calculation agent determines that, with respect to any underlier, a market disruption event occurs or is continuing on that day or that day is not otherwise a trading day. In the event the originally scheduled determination date is a non-trading day with respect to any underlier, the determination date will be the first day thereafter that is a trading day for all underliers (the “first qualified trading day”) provided that no market disruption event occurs or is continuing with respect to an underlier on that day. If a market disruption event with respect to an underlier occurs or is continuing on the originally scheduled determination date or the first qualified trading day, the determination date will be the first following trading day on which the calculation agent determines that each underlier has had at least one trading day (from and including the originally scheduled determination date or the first qualified trading day, as applicable) on which no market disruption event has occurred or is continuing and the closing level of each underlier will be determined on or prior to the postponed determination date as set forth under “— Consequences of a market disruption event or a non-trading day” below. (In such case, the determination date may differ from the date on which the level of an underlier is determined for the purpose of the calculations to be performed on the determination date.) In no event, however, will the determination date be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date, either due to the occurrence of serial non-trading days or due to the occurrence of one or more market disruption events. On such last possible determination date, if a market disruption event occurs or is continuing with respect to an underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such underlier, that day will nevertheless be the determination date

Stated maturity date: May 11, 2026, unless that day is not a business day, in which case the stated maturity date will be postponed to the next following business day. The stated maturity date will also be postponed if the determination date is postponed as described under “— Determination date” above. In such a case, the stated maturity date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date to and including the actual determination date.

Call observation date: May 3, 2024, unless the calculation agent determines that, with respect to any underlier, a market disruption event occurs or is continuing on that day or that day is not otherwise a trading day.

In the event the originally scheduled call observation date is a non-trading day with respect to any underlier, the call observation date will be the first day thereafter that is a trading day for all underliers (the “first qualified call trading day”) provided that no market disruption event occurs or is continuing with respect to an underlier on that day. If a market disruption event with respect to an underlier occurs or is continuing on the originally scheduled call observation date or the first qualified call trading day, the call observation date will be the first following trading day on which the calculation agent determines that each underlier has had at least one trading day (from and including the originally scheduled call observation date or the first qualified call trading day, as applicable) on which no market disruption event has occurred or is continuing and the closing level of each underlier for that call observation date will be determined on or prior to the postponed call observation date as set forth under “— Consequences of a market disruption event or a non-trading day” below. (In such case, the call observation date may differ from the date on which the level of an underlier is determined for the purpose of the calculations to be performed on the call observation date.) In no event, however, will the call observation date be postponed to a date later than the originally scheduled call payment date or, if the originally scheduled call payment date is not a business day, later than the first business day after the originally scheduled call payment date, either due to the occurrence of serial non-trading days or due to the occurrence of one or more market disruption events. On such last possible call observation date applicable to the relevant call payment date, if a market disruption event occurs or is continuing with respect to an underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such underlier, that day will nevertheless be the call observation date.

Call payment date: May 10, 2024, unless that day is not a business day, in which case the call payment date will be postponed to the next following business day. If the call observation date is postponed as described under “Call observation date” above, the call payment date will be postponed by the same number of business day(s) from but excluding the originally scheduled call observation date to and including the actual call observation date

Closing level: on any trading day, with respect to an underlier, the closing sale price or last reported sale price, regular way, for such underlier, on a per-share or other unit basis:

•
on the principal national securities exchange on which such underlier is listed for trading on that day, or
•
if such underlier is not listed on any national securities exchange on that day, on any other U.S. national market system that is the primary market for the trading of such underlier.

If an underlier is not listed or traded as described above, then the closing level for such underlier on any day will be the average, as determined by the calculation agent, of the bid prices for such underlier obtained from as many dealers in such underlier selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or the company’s affiliates.

The closing level of an underlier is subject to adjustment as described under “— Anti-dilution adjustments” below.

Trading day: with respect to an underlier, a day on which (i) the exchange on which such underlier has its primary listing is open for trading and (ii) the price of one share of such underlier is quoted by the exchange on which such underlier has its primary listing

Successor underlier: with respect to an underlier, any substitute underlier approved by the calculation agent as a successor underlier as provided under “— Discontinuance or modification of an underlier” below

Underlier investment advisor: with respect to an underlier, at any time, the person or entity, including any successor investment advisor or trustee, as applicable, that serves as an investment advisor or trustee to such underlier as then in effect

Underlier stocks: with respect to an underlier, at any time, the stocks that comprise such underlier as then in effect, after giving effect to any additions, deletions or substitutions

Market disruption event: With respect to any given trading day, any of the following will be a market disruption event with respect to an underlier:

•
a suspension, absence or material limitation of trading in such underlier on its primary market for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion,
•
a suspension, absence or material limitation of trading in option or futures contracts relating to such underlier in the primary market for those contracts for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or
•
such underlier does not trade on what was the primary market for such underlier, as determined by the calculation agent in its sole discretion,

and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of the company or any of its affiliates or a similarly situated person to unwind all or a material portion of a hedge that could be effected with respect to this note.

The following events will not be market disruption events:

•
a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and
•
a decision to permanently discontinue trading in option or futures contracts relating to such underlier.

For this purpose, an “absence of trading” in the primary securities market on which shares of such underlier are traded, or on which option or futures contracts, if available, relating to such underlier are traded, will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in shares of such underlier or in option or futures contracts, if available, relating to such underlier in the primary market for such underlier or those contracts, by reason of:

•
a price change exceeding limits set by that market,
•
an imbalance of orders relating to the shares of such underlier or those contracts, or
•
a disparity in bid and ask quotes relating to the shares of such underlier or those contracts,

will constitute a suspension or material limitation of trading in shares of such underlier or those contracts in that market.

A market disruption event with respect to one underlier will not, by itself, constitute a market disruption event for any unaffected underlier.

Consequences of a market disruption event or a non-trading day: With respect to any underlier, if a market disruption event occurs or is continuing on a day that would otherwise be the call observation date or the determination date, or such day is not a trading day, then the call observation date or the determination date will be postponed as described under “— Call observation date” or “— Determination date” above. If any call observation date or the determination date is postponed to the last possible date due to the occurrence of serial non-trading days, the level of each underlier will be the calculation agent’s assessment of such level, in its sole discretion, on such last possible postponed call observation date or determination date, as applicable. If any call observation date or the determination date is postponed due to a market disruption event with respect to any underlier, the closing level of each underlier with respect to the call observation date or the final underlier level with respect to the determination date, as applicable, will be calculated based on (i) for any underlier that is not affected by a market disruption event on (A) the applicable originally scheduled call observation date or the first qualified call trading day thereafter (if applicable) or (B) the originally scheduled determination date or the first qualified trading day thereafter (if applicable), the closing level of the underlier on that date, (ii) for any underlier that is affected by a market disruption event on (A) the applicable originally scheduled call observation date or the first qualified call trading day thereafter (if applicable) or (B) the originally scheduled determination date or the first qualified trading day thereafter (if applicable), the closing level of the underlier on the first following trading day on which no market disruption event exists for such underlier and (iii) the calculation agent’s assessment, in its sole discretion, of the level of any underlier on the last possible postponed call observation date or determination date, as applicable, with respect to such underlier as to which a market disruption event continues through the last possible postponed call observation date or determination date. As a result, this could result in the closing level on any call observation date or final underlier level on the determination date of each underlier being determined on different calendar dates. For the avoidance of doubt, once the closing level for an underlier is determined for the call observation date or determination date, the occurrence of a later market disruption event or non-trading day will not alter such calculation.

Discontinuance or modification of an underlier: If an underlier is delisted from the exchange on which the underlier has its primary listing and its underlier investment advisor or anyone else publishes a substitute underlier that the calculation agent determines is comparable to such underlier and approves as a successor underlier, or if the calculation agent designates a substitute underlier, then the calculation agent will determine the amount payable on the call payment date or the stated maturity date, as applicable, by reference to such successor underlier.

If the calculation agent determines that the underlier is delisted or withdrawn from the exchange on which the underlier has its primary listing and there is no successor underlier, the calculation agent will determine the amount payable on the call payment date or on the stated maturity date, as applicable, by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such underlier.

If the calculation agent determines that an underlier, the underlier stocks comprising such underlier or the method of calculating such underlier is changed at any time in any respect — including any split or reverse split of the underlier, a material change in the investment objective of the underlier and any addition, deletion or substitution and any reweighting or rebalancing of the underlier stocks and whether the change is made by the underlier investment advisor under its existing policies or following a modification of those policies, is due to the publication of a successor underlier, is due to events affecting one or more of the underlier stocks or their issuers or is due to any other reason — then the calculation agent will be permitted (but not required) to make such adjustments in such underlier or the method of its calculation as it believes are appropriate to ensure that the levels of such underlier used to determine the amount payable on the call payment date or the stated maturity date, as applicable, is equitable.

All determinations and adjustments to be made by the calculation agent with respect to an underlier may be made by the calculation agent in its sole discretion. The calculation agent is not obligated to make any such adjustments.

Anti-dilution adjustments: the calculation agent will have discretion to adjust the closing level of an underlier if certain events occur (including those described above under “— Discontinuance or modification of an underlier”). In the event that any event other than a delisting or withdrawal from the relevant exchange occurs, the calculation agent shall determine whether and to what extent an adjustment should be made to the level of such underlier or any other term. The calculation agent shall have no obligation to make an adjustment for any such event.

Calculation agent: Goldman Sachs & Co. LLC (“GS&Co.”)

Tax characterization: The holder, on behalf of itself and any other person having a beneficial interest in this note, hereby agrees with the company (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to characterize this note for all U.S. federal income tax purposes as a pre-paid derivative contract in respect of the underliers.

Overdue principal rate: the effective Federal Funds rate

HYPOTHETICAL EXAMPLES

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the impact that the various hypothetical closing levels of the underliers on the call observation date and on the determination date could have on the amount of cash payable on the call payment date or on the stated maturity date, as the case may be, assuming all other variables remain constant.

The examples below are based on a range of underlier levels that are entirely hypothetical; no one can predict what the closing level of any underlier will be on any day throughout the life of your notes, what the closing level of any underlier will be on the call observation date or what the final underlier level of the lesser performing underlier will be on the determination date. The underliers have been highly volatile in the past — meaning that the underlier levels have changed substantially in relatively short periods — and their performance cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered notes assuming that they are purchased on the original issue date at the face amount and held to the call payment date or the stated maturity date, as the case may be. If you sell your notes in a secondary market prior to the call payment date or the stated maturity date, as the case may be, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underliers, the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. In addition, the estimated value of your notes at the time the terms of your notes are set on the trade date (as determined by reference to pricing models used by GS&Co.) is less than the original issue price of your notes. For more information on the estimated value of your notes, see “Additional Risk Factors Specific to Your Notes — The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes” on page PS-11 of this pricing supplement. The information in the examples also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions
Face amount	$1,000
Upside participation rate	150%
Buffer level	with respect to each underlier, 90% of its initial underlier level
Buffer amount	10%

The notes are not automatically called, unless otherwise indicated below

Neither a market disruption event nor a non-trading day occurs on any originally scheduled call observation date or the originally scheduled determination date

No change in or affecting any underlier, any underlier stock, any policy of the applicable underlier investment advisor or any method by which the applicable underlying index sponsor calculates its underlying index

Notes purchased on original issue date at the face amount and held to the call payment date or the stated maturity date

For these reasons, the actual performance of the underliers over the life of your notes, particularly on the call observation date and the determination date, as well as the amount payable on the call payment date or at maturity may bear little relation to the hypothetical examples shown below or to the historical underlier levels shown elsewhere in this pricing supplement. For information about the underlier levels during recent periods, see “The Underliers — Historical Closing Levels of the Underliers” on page PS-47. Before investing in the notes, you should consult publicly available information to determine the underlier levels between the date of this pricing supplement and the date of your purchase of the notes.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the underlier stocks.

Hypothetical Amount in Cash Payable on the Call Payment Date

The example below shows the hypothetical amount that we would pay on the call payment date with respect to each $1,000 face amount of the notes if the closing level of each underlier is greater than or equal to its initial underlier level on the call observation date.

If your notes are automatically called on the call observation date (i.e., on the call observation date the closing level of each underlier is greater than or equal to its initial underlier level), the amount in cash that we would deliver for each $1,000 face amount of your notes on the call payment date would be $1,112. If, for example, the closing level of each underlier was determined to be 140% of its initial underlier level, your notes would be automatically called and the amount in cash that we would deliver on your notes on the call payment date would be 111.2% of the face amount of your notes or $1,112 for each $1,000 of the face amount of your notes.

Hypothetical Payment at Maturity

If the notes are not automatically called on the call observation date (i.e., on the call observation date the closing level of any underlier is less than its initial underlier level), the cash settlement amount we would deliver for each $1,000 face amount of your notes on the stated maturity date will depend on the performance of the lesser performing underlier on the determination date, as shown in the table below. The table below assumes that the notes have not been automatically called on the call observation date and reflects hypothetical cash settlement amounts that you could receive on the stated maturity date.

The levels in the left column of the table below represent hypothetical final underlier levels of the lesser performing underlier and are expressed as percentages of the initial underlier level of the lesser performing underlier. The amounts in the right column represent the hypothetical cash settlement amounts, based on the corresponding hypothetical final underlier level of the lesser performing underlier, and are expressed as percentages of the face amount of a note (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical cash settlement amount of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding face amount of the offered notes on the stated maturity date would equal 100.000% of the face amount of a note, based on the corresponding hypothetical final underlier level of the lesser performing underlier and the assumptions noted above.

The Notes Have Not Been Automatically Called

Hypothetical Final Underlier Level of the Lesser Performing Underlier	Hypothetical Cash Settlement Amount
(as Percentage of Initial Underlier Level)	(as Percentage of Face Amount)
200.000%	250.000%
175.000%	212.500%
150.000%	175.000%
125.000%	137.500%
100.000%	100.000%
97.000%	100.000%
95.000%	100.000%
90.000%	100.000%
85.000%	95.000%
75.000%	85.000%
50.000%	60.000%
25.000%	35.000%
0.000%	10.000%

If, for example, the notes have not been automatically called on the call observation date and the final underlier level of the lesser performing underlier were determined to be 25.000% of its initial underlier level, the cash settlement amount that we would deliver on your notes at maturity would be 35.000% of the face amount of your notes, as shown in the table above. As a result, if you purchased your notes on the original issue date at the face amount and held them to the stated maturity date, you would lose 65.000% of your investment (if you purchased your notes at a premium to face amount you would lose a correspondingly higher percentage of your investment).

The following chart also shows a graphical illustration of the hypothetical cash settlement amounts that we would pay on your notes on the stated maturity date, if the final underlier level of the lesser performing underlier were any of the hypothetical levels shown on the horizontal axis. The chart shows that any hypothetical final underlier level of the lesser performing underlier of less than 90.000% (the section left of the 90.000% marker on the horizontal axis) would result in a hypothetical cash settlement amount of less than 100.000% of the face amount of your notes (the section below the 100.000% marker on the vertical axis) and, accordingly, in a loss of principal on your notes.

The amounts shown above are entirely hypothetical; they are based on market prices for the underliers that may not be achieved on the determination date and on assumptions that may prove to be erroneous. The actual market value of your notes on the stated maturity date or at any other time, including any time you may wish to sell your notes, may bear little relation to the hypothetical amounts shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered notes. The hypothetical amounts on notes held to the stated maturity date in the examples above assume you purchased your notes at their face amount and have not been adjusted to reflect the actual issue price you pay for your notes. The return on your investment (whether positive or negative) in your notes will be affected by the amount you pay for your notes. If you purchase your notes for a price other than the face amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Additional Risk Factors Specific to Your Notes — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” on page PS-13.

Payments on the notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the notes are economically equivalent to a combination of an interest-bearing bond bought by the holder and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the notes or the U.S. federal income tax treatment of the notes, as described elsewhere in this pricing supplement.

We cannot predict the actual closing levels of the underliers on any day, the final underlier levels or what the market value of your notes will be on any particular trading day, nor can we predict the relationship between the closing levels of the underliers and the market value of your notes at any time prior to the stated maturity date. The actual amount that you will receive on the call payment date or the stated maturity date and the rate of return on the offered notes will depend on whether or not the notes are automatically called and on the actual closing levels of the underliers on the call observation date and the actual final underlier levels determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical examples are based may turn out to be inaccurate. Consequently, the amount in cash to be paid in respect of your notes on the call payment date or the stated maturity date, as applicable, may be very different from the information reflected in the examples above.

ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTES

An investment in your notes is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement, under “Additional Risk Factors Specific to the Securities” in the accompanying underlier supplement no. 33 and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement no. 8,999. You should carefully review these risks and considerations as well as the terms of the notes described herein and in the accompanying prospectus, the accompanying prospectus supplement, the accompanying underlier supplement no. 33 and the accompanying general terms supplement no. 8,999. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the underlier stocks, i.e., with respect to an underlier to which your notes are linked, the stocks comprising such underlier. You should carefully consider whether the offered notes are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes

The original issue price for your notes exceeds the estimated value of your notes as of the time the terms of your notes are set on the trade date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the trade date is set forth above under “Estimated Value of Your Notes”; after the trade date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your notes as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Notes”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Notes”. Thereafter, if GS&Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes.

In estimating the value of your notes as of the time the terms of your notes are set on the trade date, as disclosed above under “Estimated Value of Your Notes”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your notes as of the time the terms of your notes are set on the trade date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your notes. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your notes.

In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. is not obligated to make a market in the notes. See “Additional Risk Factors Specific to the Notes — Your Notes May Not Have an Active Trading Market” on page S-7 of the accompanying general terms supplement no. 8,999.

The Notes Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the return on the notes will be based on the performance of each underlier, the payment of any amount due on the notes is subject to the credit risk of GS Finance Corp., as issuer of the notes, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the notes. The notes are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the notes, to pay all amounts due on the notes, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 67 of the accompanying prospectus.

You May Lose a Substantial Portion of Your Investment in the Notes

You can lose a substantial portion of your investment in the notes. Assuming your notes are not automatically called, the cash settlement amount on your notes on the stated maturity date will be based on the performance of the lesser performing of the underliers as measured from their initial underlier levels to their closing levels on the determination date. If the final underlier level of any underlier is less than its buffer level, you will have a loss for each $1,000 of the face amount of your notes equal to the product of (i) the sum of the lesser performing underlier return plus the buffer amount times (ii) $1,000. Thus, you may lose a substantial portion of your investment in the notes, which would include any premium to face amount you paid when you purchased the notes.

Also, the market price of your notes prior to the call payment date or the stated maturity date, as the case may be, may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

The Amount You Will Receive on the Call Payment Date Will Be Capped

Regardless of the closing levels of the underliers on the call observation date, the amount in cash that you may receive on the call payment date is capped. Even if the closing level of each underlier on the call observation date exceeds its initial underlier level, causing the notes to be automatically called on such day, the amount in cash payable on the call payment date will be capped, and you will not benefit from the increases in the closing levels of the underliers above their initial underlier levels on the call observation date. If your notes are automatically called on the call observation date, the maximum payment you will receive for each $1,000 face amount of your notes will be $1,112.

Your Notes Are Subject to Automatic Redemption

We will automatically call and redeem all, but not part, of your notes on the call payment date if, as measured on the call observation date, the closing level of each underlier is greater than or equal to its initial underlier level. Therefore, the term for your notes may be reduced. You may not be able to reinvest the proceeds from an investment in the notes at a comparable return for a similar level of risk in the event the notes are automatically called prior to maturity. For the avoidance of doubt, if your notes are automatically called, no discounts, commissions or fees described herein will be rebated or reduced.

The Amount In Cash That You Will Receive on the Call Payment Date or on the Stated Maturity Date is Not Linked to the Closing Levels of the Underliers at Any Time Other Than on the Call Observation Date or on the Determination Date, as the Case May Be

The amount in cash that you will receive on the call payment date, if any, will be paid only if the closing level of each underlier on the call observation date is equal to or greater than its initial underlier level. Therefore, the closing levels of the underliers on dates other than the call observation date will have no effect on any amount paid in respect of your notes on the call payment date. In addition, the cash settlement amount you will receive on the stated maturity date will be based on the closing levels of the underliers on the determination date (which is subject to postponement in case of market disruption events or non-trading days), and therefore not the simple performance of the underliers over the life of your notes. Therefore, if the closing level of an underlier dropped precipitously on the determination date, the cash settlement amount for your notes may be significantly less than it would have been had the cash settlement amount been linked to the closing levels of the underliers prior to such drop.

The Cash Settlement Amount Will Be Based Solely on the Lesser Performing Underlier

If the notes are not automatically called, the cash settlement amount will be based on the lesser performing underlier without regard to the performance of the other underlier. As a result, you could lose some of your initial investment if the lesser performing underlier return is negative, even if there is an increase in the level of the other underlier. This could be the case even if the other underlier increased by an amount greater than the decrease in the lesser performing underlier.

Your Notes Do Not Bear Interest

You will not receive any interest payments on your notes. As a result, even if the amount payable for your notes on a call payment date or the stated maturity date, as applicable, exceeds the face amount of your notes, the overall return you earn on your notes may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors

When we refer to the market value of your notes, we mean the value that you could receive for your notes if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your notes, including:

•
the levels of the underliers;
•
the volatility – i.e., the frequency and magnitude of changes – in the closing levels of the underliers;
•
the dividend rates of the underlier stocks;
•
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the underlier stocks, and which may affect the closing levels of the underliers;
•
interest rates and yield rates in the market;
•
the time remaining until your notes mature; and
•
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your notes may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in notes with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors may influence the market value of your notes if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes prior to maturity, you may receive less than the face amount of your notes. You cannot predict the future performance of the underliers based on their historical performance.

If You Purchase Your Notes at a Premium to Face Amount, the Return on Your Investment Will Be Lower Than the Return on Notes Purchased at Face Amount and the Impact of Certain Key Terms of the Notes Will Be Negatively Affected

The amount in cash that you will be paid for your notes on the stated maturity date or the amount you will be paid on the call payment date will not be adjusted based on the issue price you pay for the notes. If you purchase notes at a price that differs from the face amount of the notes, then the return on your investment in such notes held to the call payment date or the stated maturity date will differ from, and may be substantially less than, the return on notes purchased at face amount. If you purchase your notes at a premium to face amount and hold them to the call payment date or the stated maturity date, the return on your investment in the notes will be lower than it would have been had you purchased the notes at face amount or a discount to face amount. In addition, the impact of the buffer level on the return on your investment will depend upon the price you pay for your notes relative to face amount. For example, if the final underlier level of the lesser performing underlier is less than its buffer level, you will incur a greater percentage decrease in your investment in the notes than would have been the case for notes purchased at face amount or a discount to face amount.

The Return on Your Notes Will Not Reflect Any Dividends Paid on the Underliers or the Underlier Stocks

The return on your notes will not reflect the return you would realize if you actually owned the underliers and received the distributions paid on the shares of such underliers. You will not receive any dividends that may be paid on any of the underlier stocks by the underlier stock issuers or the shares of the underliers. See “— You Have No Shareholder Rights or Rights to Receive Any Shares of the Underliers or Any Underlier Stock” below for additional information.

You Have No Shareholder Rights or Rights to Receive Any Shares of the Underliers or Any Underlier Stock

Investing in your notes will not make you a holder of any shares of the underliers or any underlier stocks. Neither you nor any other holder or owner of your notes will have any rights with respect to the underliers or the underlier stocks, including any voting rights, any right to receive dividends or other distributions, any rights to make a claim against the underliers or the underlier stocks or any other rights of a holder of any shares of the underliers or the underlier stocks. Your notes will be paid in cash and you will have no right to receive delivery of any shares of the underliers or any underlier stocks.

We May Sell an Additional Aggregate Face Amount of the Notes at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate face amount of the notes subsequent to the date of this pricing supplement. The issue price of the notes in the subsequent sale may differ substantially (higher or lower) from the issue price you paid as provided on the cover of this pricing supplement.

Additional Risks Related to the Underliers

The Policies of the Investment Advisor of the Underliers, BlackRock Fund Advisors, and the Sponsor of the Underlying Indices, MSCI, Could Affect the Amount Payable on Your Notes and Their Market Value

The investment advisor of the underliers, BlackRock Fund Advisors (“BFA” or the “underlier investment advisor”) may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of policies of the investment advisor concerning the calculation of the net asset value of the underliers, additions, deletions or substitutions of securities in the underliers and the manner in which changes affecting the underlying index for any underlier is reflected in that underlier that could affect the market price of the shares of that underlier, and therefore, the amount payable on your notes on the stated maturity date. The amount payable on your notes and their market value could also be affected if the investment advisor changes these policies, for example, by changing the manner in which it calculates the net asset value of an underlier, or if the investment advisor discontinues or suspends calculation or publication of the net asset value of an underlier, in which case it may become difficult or inappropriate to determine the market value of your notes.

If events such as these occur, the calculation agent – which initially will be GS&Co., our affiliate – may determine the closing level of the underliers on any such date - and thus the amount payable if the notes are called on the call observation date or the cash settlement amount on the stated maturity date – in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the closing level of the underliers on any trading day, the call observation date or the determination date and the amount payable on your notes more fully under “Terms and Conditions – Discontinuance or modification of an underlier” on page PS-6 of this pricing supplement.

In addition, MSCI, the underlying index sponsor of the underlying indices, owns each underlying index and is responsible for the design and maintenance of the underlying indices. The policies of the underlying index sponsor concerning the calculation of a particular underlying index, including decisions regarding the addition, deletion or substitution of the equity securities included in that underlying index, could affect the level of that underlying index and, consequently, could affect the market prices of shares of the related underlier and, therefore, the amount payable on your notes and their market value.

There is No Assurance That an Active Trading Market Will Continue for the Underliers or That There Will Be Liquidity in Any Such Trading Market; Further, the Underliers Are Subject to Management Risks, Securities Lending Risks and Custody Risks

Although the shares of the underliers are listed for trading on Cboe BZX Exchange, Inc. (the “Cboe BZX”) and a number of similar products have been traded on the Cboe BZX or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of any underlier or that there will be liquidity in the trading market.

In addition, each underlier is subject to management risk, which is the risk that the underlier investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, the underlier investment advisor for an underlier may select up to 20% of an underlier’s assets to be invested in shares of equity securities that are not included in its underlying index. No underlier is actively managed and each underlier may be affected by a general decline in market segments relating to its underlying index. Each underlier investment advisor invests in securities included in, or representative of, its underlying index regardless of their investment merits. The underlier investment advisor does not attempt to take defensive positions in declining markets. In addition, each underlier investment advisor may be permitted to engage in securities lending with respect to a portion of an underlier's total assets, which could subject the underlier to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all.

In addition, the underliers are subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories.

Further, the underliers are subject to listing standards adopted by the Cboe BZX. There can be no assurance that the underliers will continue to meet the applicable listing requirements, or that the underliers will not be delisted.

Each Underlier and Its Underlying Index Are Different and the Performance of Each Underlier May Not Correlate With the Performance of Its Underlying Index

Each underlier uses a representative sampling strategy (more fully described under “The Underliers”) to attempt to track the performance of its underlying index. Each underlier may not hold all or substantially all of the equity securities included in its underlying index and may hold securities or assets not included in its underlying index. Therefore, while the performance of each underlier is generally linked to the performance of its underlying index, the performance of each underlier is also linked in part to shares of equity securities not included in its underlying index and to the performance of other assets, such as futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with its underlier investment advisor.

Imperfect correlation between an underlier’s portfolio securities and those in its underlying index, rounding of prices, changes to its underlying index and regulatory requirements may cause tracking error, which is the divergence of an underlier’s performance from that of its underlying index.

In addition, the performance of each underlier will reflect additional transaction costs and fees that are not included in the calculation of its underlying index and this may increase the tracking error of each underlier. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the performance differential between each underlier and its underlying index. Finally, because the shares of each underlier are traded on the Cboe BZX and are subject to market supply and investor demand, the market value of one share of an underlier may differ from the net asset value per share of that underlier.

For all of the foregoing reasons, the performance of any underlier may not correlate with the performance of its underlying index. Consequently, the return on the notes will not be the same as investing directly in each underlier or in each underlying index or in any of the respective underlier stocks or in any of the respective stocks comprising such underlying index, and will not be the same as investing in a debt security with payments linked to the performance of each underlying index.

An Investment in the Offered Notes Is Subject to Risks Associated with Foreign Securities

The value of your notes is linked to underliers that hold stocks traded in one or more foreign securities markets. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. For example, the United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

Because foreign exchanges may be open on days when the underliers are not traded, the value of the securities underlying the underliers may change on days when shareholders will not be able to purchase or sell shares of the underliers. This could result in premiums or discounts to an underlier’s net asset value that may be greater than those experienced by an underlier that does not hold foreign assets.

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of an Underlier with Underlier Stocks from One or More Foreign Securities Markets and Could Negatively Affect Your Investment in the Notes

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of an underlier with underlier stocks from one or more foreign securities markets and could negatively affect your investment in the notes in a variety of ways, depending on the nature of such government regulatory action and the underlier stocks that are affected. For example, recent executive orders issued by the United States Government prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed notes). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to underlier stocks that are currently included in an underlier or that in the future are included in an underlier, such underlier stocks may be removed from an underlier. If government regulatory action results in the removal of underlier stocks that have (or historically have had) significant weight in an underlier, such removal could have a material and negative effect on the level of such underlier and, therefore, your investment in the notes. Similarly, if underlier stocks that are subject to those executive orders or subject to other government regulatory action are not removed from an underlier, the value of the notes could be materially and negatively affected, and transactions in, or holdings of, the notes may become prohibited under United States law. Any failure to remove such underlier stocks from an underlier could result in the loss of a significant portion or all of your investment in the notes, including if you attempt to divest the notes at a time when the value of the notes has declined.

Your Investment in the Notes Will Be Subject to Foreign Currency Exchange Rate Risk

The underliers hold assets that are denominated in non-U.S. dollar currencies. The value of the assets held by the underliers that are denominated in non-U.S. dollar currencies will be adjusted to reflect their U.S. dollar value by converting the price of such assets from the non-U.S. dollar currency to U.S. dollars. Consequently, if the value of the U.S. dollar strengthens against the non-U.S. dollar currency in which an asset is denominated, the level of an underlier may not increase even if the non-dollar value of the asset held by such underlier increases.

Foreign currency exchange rates vary over time, and may vary considerably during the term of your notes. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:

●	existing and expected rates of inflation;

●	existing and expected interest rate levels;
●	the balance of payments among countries;
●	the extent of government surpluses or deficits in the relevant foreign country and the United States; and
●	other financial, economic, military, public health and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant foreign countries and the United States and other countries important to international trade and finance.

The market price of the notes and levels of the underliers could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad or other de facto restrictions on the repatriation of U.S. dollars.

It has been reported that the U.K. Financial Conduct Authority and regulators from other countries are in the process of investigating the potential manipulation of published currency exchange rates. If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. Any such manipulation could have an adverse impact on any payments on, and the value of, your notes and the trading market for your notes. In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations. Any such changes or reforms could also adversely impact your notes.

Even Though Currencies Trade Around-The-Clock, Your Notes Will Not

Your notes are linked to underliers that hold assets denominated in non-U.S. dollar currencies. The interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for your notes, if any trading market develops, will not conform to the hours during which the currencies in which the underlier is denominated or in which the underlier stocks trade. Significant price and rate movements may take place in the underlying foreign currency exchange markets that will not be reflected immediately in the price of your notes. The possibility of these movements should be taken into account in relating the value of your notes to those in the underlying foreign currency exchange markets. There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the underlier used to calculate the amount payable on your notes. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign currency exchange markets.

Additional Risks Related to the iShares® MSCI EAFE Value ETF

There Is No Guarantee That the Methodology of the Index that the iShares® MSCI EAFE Value ETF Tracks Will Be Successful

The iShares® MSCI EAFE Value ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE Value Index. The iShares® MSCI EAFE Value ETF is designed to track the large- and mid-capitalization segment across 21 developed countries and is predominantly comprised of value stocks, meaning stocks issued by companies thought to be undervalued by the market relative to comparable companies. There is no guarantee that the iShares® MSCI EAFE Value ETF will outperform any other exchange-traded fund or any index or strategy that tracks the large- and mid-capitalization segment across 21 developed markets countries using other criteria. Companies that are considered to be value oriented may have lower growth potential than other securities, which may cause the price of the iShares® MSCI EAFE Value ETF to decrease over the term of the notes. Accordingly, the investment strategy represented by the iShares® MSCI EAFE Value ETF may not be successful, and your investment in the notes may result in a loss. An investment in the notes may also underperform an investment linked to the MSCI EAFE Value Index as a whole.

Additional Risks Related to the iShares® MSCI EAFE Growth ETF

There Is No Guarantee That the Methodology of the Index that the iShares® MSCI EAFE Growth ETF Tracks Will Be Successful

The iShares® MSCI EAFE Growth ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE Growth Index. The iShares® MSCI EAFE Growth ETF is designed to track the large- and mid-capitalization segment across 21 developed countries and is predominantly comprised of growth stocks, meaning stocks that exhibit growth characteristics, as defined by MSCI. There is no guarantee that the iShares® MSCI EAFE Growth ETF will outperform any other exchange-traded fund or any index or strategy that tracks the large- and mid-capitalization segment across 21 developed markets countries using other criteria. In addition, companies that exhibit growth characteristics may not achieve higher revenue growth relative to comparable companies, which may cause the price of the iShares® MSCI EAFE Growth ETF to decrease over the term of the notes. Accordingly, the investment strategy represented by the iShares® MSCI EAFE Growth ETF may not be successful, and your investment in the notes may result in a loss. An investment in the notes may also underperform an investment linked to the MSCI EAFE Growth Index as a whole.

Risks Related to Tax

The Tax Consequences of an Investment in Your Notes Are Uncertain

The tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the tax treatment of an instrument such as your notes, and any such guidance could adversely affect the value and the tax treatment of your notes. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your notes after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences – United States Holders – Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.

Your Notes May Be Subject to the Constructive Ownership Rules

There exists a risk that the constructive ownership rules of Section 1260 of the Internal Revenue Code could apply to your notes. If your notes were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your notes would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly furged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the notes.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Notes, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Notes to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your notes.

THE UNDERLIERS

iShares® MSCI EAFE Value ETF

The shares of the iShares® MSCI EAFE Value ETF (the “ETF”) are issued by iShares® Trust, a registered investment company.

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The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE Value Index (the “index”).
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The ETF’s investment advisor is BlackRock Fund Advisors (“BFA”).
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The ETF’s shares trade on the Cboe BZX under the ticker symbol “EFV”.
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The iShares® Trust’s SEC CIK Number is 0001100663.
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The ETF’s inception date was August 1, 2005.
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The ETF’s shares are issued or redeemed only in creation units of 400,000 shares or multiples thereof.

We obtained the following fee information from the iShares® website without independent verification. The investment advisor is paid a management fee from the ETF calculated based on the average daily net assets of the ETF as follows: 0.40% per annum of net assets less than or equal to $3.0 billion, plus 0.38% per annum of net assets on amounts in excess of $3.0 billion, up to and including $4.5 billion, plus 0.361% per annum of net assets on amounts in excess of $4.5 billion, up to and including $6.0 billion, plus 0.343% per annum of net assets on amounts in excess of $6.0 billion, up to and including $7.5 billion, plus 0.3258% per annum of net assets on amounts in excess of $7.5 billion, up to and including $9.0 billion, plus 0.3096% per annum of net assets on amounts in excess of $9.0 billion, up to and including $10.5 billion, plus 0.2941% per annum of net assets on amounts in excess of $10.5 billion, up to and including $12.0 billion, plus 0.2793% per annum of net assets on amounts in excess of $12.0 billion, up to and including $13.5 billion, plus 0.2653% per annum of net assets on amounts in excess of $13.5 billion, up to and including $15.0 billion, plus 0.2520% per annum of net assets in excess of $15.0 billion. As of March 31, 2023, the aggregate expense ratio of the ETF was 0.34% per annum.

The investment advisory agreement of the ETF provides that BFA will pay all operating expenses of the ETF, except the management fees, interest expenses, taxes, expenses incurred with respect to the acquisition and disposition of portfolio securities and the execution of portfolio transactions, including brokerage commissions, distribution fees or expenses, and litigation expenses and any extraordinary expenses.

For additional information regarding iShares® Trust or BFA, please consult the reports (including the Semi-Annual Report to Shareholders on Form N-CSRS for the period ended January 31, 2023) and other information iShares® Trust files with the SEC. In addition, information regarding the ETF (including the top ten holdings and weights, sector weights and country weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at us.ishares.com/product_info/fund/overview/EFV.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

Investment Objective

The ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective and the index may be changed without the approval of BFA’s shareholders.

Notwithstanding the ETF’s investment objective, the return on your securities will not reflect any dividends paid on the ETF shares, on the securities purchased by the ETF or on the securities that comprise the index.

Representative Sampling

BFA uses a representative sampling indexing strategy to manage the ETF. This strategy involves investing in a representative sample of securities that collectively has an investment profile similar to that of the index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the index.

The ETF generally will invest at least 80% of its assets in the component securities of the index and in investments that have economic characteristics that are substantially identical to the component securities of the index (i.e., depositary receipts representing securities of the index). The ETF may invest up to 20% of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates, as well as in securities not included in the index, but which BFA believes will help the ETF track the index. Cash and cash equivalent investments associated with a derivative position will be treated as part of that position for the purposes of calculating the percentage of investments included in the index. Also, the ETF may lend securities representing up to one-third of the value of the ETF’s total assets (including the value of the collateral received).

Tracking Error

The performance of the ETF and the index may vary due to a variety of factors, including differences between the securities and other instruments held in the ETF’s portfolio and those included in the index, pricing differences (including differences between a security’s price at the local market close and the ETF’s valuation of a security at the time of calculation of the ETF’s net asset value per share), transaction costs incurred by the ETF, the ETF’s holding of uninvested cash, differences in timing of the accrual or the valuation of dividends or interest received by the ETF or distributions paid to the ETF’s shareholders, the requirements to maintain pass-through tax treatment, portfolio transactions carried out to minimize the distribution of capital gains to shareholders, acceptance of custom baskets, changes to the index or the costs to the ETF of complying with various new or existing regulatory requirements, among other reasons. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. The ETF’s use of a representative sampling strategy can be expected to produce a greater tracking error over a period of time than would result if the ETF used an indexing strategy in which an exchange traded fund invests in substantially all of the securities in its index in approximately the same proportions as in the index.

Industry Concentration Policy

The ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated in that industry or group of industries.

MSCI EAFE Value Index

The MSCI EAFE Value Index (the “index”):

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is an equity index, and therefore cannot be invested in directly;
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does not file reports with the SEC because it is not an issuer; and
•
is sponsored, calculated, published and disseminated daily by MSCI Inc., which we refer to as “MSCI”, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.

The index is an MSCI style index. The objective of the MSCI style index methodology is to divide constituents of the MSCI EAFE Index into the MSCI EAFE Value Index and the MSCI EAFE Growth Index, each targeting 50% of the free float-adjusted market capitalization of the parent index (in this case, the MSCI EAFE Index). The MSCI EAFE Value Index captures large and mid cap securities exhibiting overall value style characteristics, as defined by the methodology, across 21 developed markets countries. The value investment style characteristics for index construction are defined using three variables: (i) book value to price ratio, (ii) 12-month forward earnings to price ratio, and (iii) dividend yield. The index is a subset of the MSCI EAFE Index and is constructed from the constituents of the MSCI EAFE Index on a country-by-country basis. Therefore, common index attributes such as free float estimation, number of shares and industry classification are identical for constituents of the index and the MSCI EAFE Index. Consequently, changes in the MSCI EAFE Index will have an impact on the index. Changes include additions, deletions, changes in foreign inclusion factors (“FIFs”), updates in number of shares and changes in industry classification. The MSCI EAFE Value Index is calculated in U.S. dollars on a price return basis. Additional information about the MSCI EAFE Value Index is available on the following website: msci.com/index-methodology. Daily closing level information for the MSCI EAFE Value Index is available on the following website: msci.com. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

Construction of the MSCI EAFE Value Index

Defining the Value and Growth Investment Styles

The MSCI EAFE Value Index is a subset of the MSCI EAFE Index and is constructed from the constituents of the MSCI EAFE Index on a country-by-country basis. For more information about the MSCI EAFE Index, see “MSCI EAFE Index” below.

In constructing the MSCI EAFE Value Index, MSCI adopted a two-dimensional framework for style segmentation in which value and growth securities are categorized using different attributes. MSCI uses the variables below to identify whether a security exhibits value or growth characteristics.

The value investment style characteristics for index construction are defined using three variables: (i) book value to price ratio, (ii) 12-month forward earnings to price ratio, and (iii) dividend yield (collectively, the “value variables”).

The growth investment style characteristics for index construction are defined using five variables: (i) long-term forward earnings per share (“EPS”) growth rate, (ii) short-term forward EPS growth rate, (iii) current internal growth rate, (iv) long-term historical EPS growth trend, and (v) long-term historical sales per share (“SPS”) growth trend (collectively, the “growth variables”, and together with the value variables, the “style variables”).

Index Design

The objective of the MSCI style index methodology is to divide constituents of the MSCI EAFE Index into the MSCI EAFE Value Index and the MSCI EAFE Growth Index, each targeting 50% of the free float-adjusted market capitalization of the parent index (in this case, the MSCI EAFE Index). When the MSCI EAFE Value Index and the MSCI EAFE Growth Index are combined together, the market capitalization of each constituent of the MSCI EAFE Index should be fully represented by the combination of the MSCI EAFE Value Index and the MSCI EAFE Growth Index and, at the same time, should not be “double-counted”. One security may, however, be represented in both the MSCI EAFE Value Index and the MSCI EAFE Growth Index at a partial weight.

Universe and Approach for Style Segmentation

The style index methodology is applied to the MSCI EAFE Index on a market by market basis. In defining markets, MSCI adopts a country approach in conducting the style segmentation of the value and growth indices. The MSCI EAFE Value Index and MSCI EAFE Growth Index are created by aggregating the value and growth segments of the MSCI EAFE Index. The value and growth style classification and allocation is applied at the security level rather than at the company level.

Construction of the MSCI EAFE Value Index and the MSCI EAFE Growth Index

In order to achieve the index design objective, MSCI allocates securities in each country index that comprises the MSCI EAFE Index and their free float-adjusted market capitalizations to the value and growth versions of the applicable country index, during the semi-annual style index reviews that take place each May and November.

MSCI’s construction of the value and growth indices for each country index involves the following five steps:

1.
Determining the values of the style variables used to specify value and growth characteristics for each security;
2.
Calculating the z-scores of each style variable for each security;
3.
Aggregating the style z-scores for each security to determine the security’s overall style characteristics;
4.
Assigning initial style inclusion factors for each security; and
5.
Achieving the 50% free float-adjusted market capitalization target by allocating securities to the value and growth indices after applying buffer rules.

1. Determining the Values of the Style Variables Used to Specify Value and Growth Characteristics for Each Security

The MSCI EAFE Value Index and the MSCI EAFE Growth Index construction process begins by determining the style variables used to specify value and growth characteristics for each security (described above).

For the growth variables, all securities of the same company have the same variable values for each of the five growth variables unless there is a difference in dividend payout, which will result in a difference in the current internal growth rate.

No long-term historical SPS growth trend is calculated for securities classified in the banks and diversified financials industry groups, other than securities classified in the multi-sector holdings and financial exchanges & data sub-industries, under the Global Industry Classification Standard (“GICS”).

2. Calculating the Z-Scores of Each Style Variable for Each Security

After computing the eight style (3 value and 5 growth) variable values for each security, the values for each variable are standardized within each country index and assigned a z-score. Computing a z-score is a widely used method of standardizing a variable in order to combine it with other variables that may have a different unit of measurement or a different scale. Because it has a mean value of zero and a standard deviation of 1, the value of a z-score shows how many standard deviations a given value lies from the mean.

As part of the standardization process, outlier style variable values are winsorized (generally speaking, winsorization is a process to limit the impact of extreme values) to ensure that the market average values used to standardize the style variables are less affected by extreme values. To do this, for a given style variable, the values for all securities are first ranked in ascending order within each country index comprising the MSCI EAFE Index. Missing values are excluded from the ranking. Then, for values that lie in the bottom 5th percentile rank or in the top 95th percentile rank, their value is set equal to the value of the 5th percentile ranked or 95th percentile ranked security, as applicable. This process is repeated for each of the eight style variables.

After winsorizing all eight style variables for each country index comprising the MSCI EAFE Index, the z-score for each of the eight style variables for each security can be calculated using the free float-adjusted market capitalization weighted market mean and standard deviation of the relevant variable within the applicable country index.

The z-score for a given style variable equals (i) the winsorized style variable for a given security minus the free float-adjusted market capitalization weighted market mean using the winsorized style variables in the applicable country index comprising the MSCI EAFE Index divided by (ii) the free float-adjusted market capitalization weighted market standard deviation using the winsorized style variables in the applicable country index comprising the MSCI EAFE Index.

3. Aggregating the Style Z-Scores for Each Security to Determine the Security’s Overall Style Characteristics

After standardizing each of the eight style variable values for each security, MSCI calculates a value z-score and a growth z-score for each security in the MSCI EAFE Index. Value z-scores are computed for each security by averaging the three value variable z-scores while growth z-scores are calculated by averaging the five growth variable z-scores (for the calculation of the growth z-score, the z-score for long-term forward EPS growth rate is given a double weight, as described below). The value z-score and the growth z-score of a security define its overall style characteristics and its positioning within the value and growth style space.

Calculating the Value Z-Score

To compute a value z-score, an equally weighted average of the three value variables’ z-scores is calculated. Only available variable z-scores are used and missing variable z-scores are excluded from the calculation.

Calculating the Growth Z-Score

For the calculation of the growth z-score, the z-score for long-term forward EPS growth rate is given a double weight, as it is the most systematically associated with the concept of growth and it captures growth style attributes relatively more effectively than other variables. When computing the growth z-score, missing variable z-scores are excluded from the calculation.

Identifying the Overall Style Characteristics

Using the style variables, value z-scores and growth z-scores are calculated and used to determine the overall style characteristics of each security in the MSCI EAFE Index. In the two-dimensional framework, non-value does not necessarily mean growth, and vice versa. Additionally, some securities can exhibit both value and growth characteristics, while others may exhibit neither.

Hence, under the two-dimensional framework for style segmentation, a security can have the following four style characteristics:

1.
A security with a positive value z-score and a negative or zero growth z-score is situated in the value (and non-growth) quadrant as it exhibits clear value characteristics;
2.
A security with a negative or zero value z-score and a positive growth z-score is situated in the growth (and non-value) quadrant as it exhibits clear growth characteristics;
3.
A security with a positive value z-score and a positive growth z-score is situated in the value and growth quadrant as it exhibits both value and growth characteristics; and
4.
A security with a negative or zero value z-score and a negative or zero growth z-score is situated in the non-value and non-growth quadrant as it exhibits both non-value and non-growth characteristics.

Value Z-Score	Growth Z-Score	Style Characteristics
Positive	Negative or Zero	Value
Negative or Zero	Positive	Growth
Positive	Positive	Both Value and Growth
Negative or Zero	Negative or Zero	Neither Value nor Growth

4. Assigning Initial Style Inclusion Factors for Each Security

Based on the overall style characteristics, securities are assigned initial style inclusion factors. At this time, securities that exhibit both value and growth or neither value nor growth characteristics are also adjusted for dominant style.

Each security has two style inclusion factors, one for value, defined as the value inclusion factor (“VIF”), and the other for growth, defined as the growth inclusion factor (“GIF”), and they represent the proportion of a security’s free float-adjusted market capitalization that should be allocated to the value and/or growth indices. The sum of the VIF and the GIF is always equal to one. There are five possible values for the style inclusion factors: 1, 0.65, 0.5, 0.35 and 0.

For securities with style characteristics of both value and growth or neither value nor growth, their initial VIF and GIF can range between 0 and 1, depending on the contribution of the value (or non-growth, if the growth z-score is negative) and growth (or non-value, if the value z-score is negative) z-scores to the distance of a security from the origin.

The contribution of each style z-score to the distance from the origin is calculated as follows:

Value Contribution=Value Z_Score2Distance2=Value Z_Score2Value Z_Score2+Growth Z_Score2

Growth Contribution=Growth Z_Score2Distance2=Growth Z_Score2Value Z_Score2+Growth Z_Score2

Value Contribution+Growth Contribution=1

For securities where a style contribution of a positive style z-score (a negative style z-score) is at least 80% (less than 20%), that style is deemed to clearly dominate the other style. Such securities are allocated with an initial VIF or GIF of 1, depending on whether value (non-growth) or growth (non-value) contributed at least 80% (less than 20%) to the distance respectively. This is represented by the 80/20 line (20/80) in the below graph, which corresponds to the value z-score (growth z-score) representing twice the growth z-score (value z-score), i.e., representing a contribution of 80% of the total distance from the origin. Otherwise, if a style contribution ranges between more than 20% and less than 80%, the VIF and GIF are determined using the table below.

Value
80/20
60/40
40/60
20/80
Value and Growth - Partial Allocation
Value - Full Allocation
1
3a
3b
3c
3d
3e
Non-Growth
Growth
4.0
3.0
2.0
1.0
0.0
-1.0
-2.0
-3.0
-4.0
4a
4b
4c
4d
4e
80/20
60/40
Non-Value and Non-Growth - Partial Allocation
Growth - Full Allocation
2
40/60
20/80
Non-Value

Zone	1	2	3a	3b	3c	3d	3e	4a	4b	4c	4d	4e
Style Characteristics	Value	Growth	Value/Growth	Value/Growth	Value/ Growth	Value/ Growth	Value/ Growth	Non-Value/ Non-Growth	Non-Value/ Non-Growth	Non-Value/ Non-Growth	Non-Value/ Non-Growth	Non-Value/ Non-Growth
Style Bias	Value	Growth	Value	Value-Bias	No Bias	Growth-Bias	Growth	Value	Value-Bias	No Bias	Growth-Bias	Growth
Initial VIF	1	0	1	0.65	0.5	0.35	0	1	0.65	0.5	0.35	0
Initial GIF	0	1	0	0.35	0.5	0.65	1	0	0.35	0.5	0.65	1

5. Allocating Securities to the Value and Growth Indices

The value and growth index of each country index comprising the MSCI EAFE targets a 50% free float-adjusted market capitalization of the applicable country index. In order to achieve the 50% target, the style allocation process involves the following three steps: (i) sorting securities by distance from the origin in the style space; (ii) applying buffer rules and reassigning initial VIF and GIF, as appropriate; and (iii) achieving the 50% free float-adjusted market capitalization target by allocating securities to the value and growth index of each country index.

In the allocation process, first all securities are sorted by distance from the origin. The strength of the security style characteristics is measured by the distance from the origin. Therefore, the security with the strongest style characteristics is the one with the greatest distance from the origin. The distance from the origin equals the square root of the sum of the value z-score squared plus the growth z-score squared.

Next, the initial style inclusion factors for all existing constituents are reviewed based on buffer rules. According to the buffer rules, all securities that fall in the buffers will not change their current style inclusion factors and will remain in their current index or indexes, unless they need to be reassigned, if required, to meet the 50% target. Buffer rules help limit the index turnover caused by temporary migration of securities from one style index to the other and come into effect only at the semi-annual style index reviews.

The buffers are represented by a cross resulting from the overlap of a horizontal rectangle around the growth axis and a vertical rectangle around the value axis. The horizontal rectangle is defined by a value z-score between +/-

0.2 and a growth z-score between +/- 0.4 and the vertical rectangle is defined by a value z-score between +/- 0.4 and a growth z-score between +/- 0.2.

The allocation process starts by assigning to the appropriate style index the security that is the greatest distance away from the origin and hence possesses the strongest style characteristics, based on its initial VIF and GIF modified for buffers.

Allocating securities starting with those that are furthest away from the origin ensures that securities with the strongest style characteristics are allocated to their appropriate styles first. During the style allocation process, if two securities have the same distance, the security with a larger free float-adjusted market capitalization is allocated to its appropriate style index first.

The allocation process is stopped when adding a security to a particular style index results in the cumulative weight of that index exceeding the 50% free float-adjusted market capitalization representation target.

The security that stopped the allocation process is defined as the “middle security”. In this step, the allocation of the middle security is reviewed to determine how to best approximate the 50% target. If the middle security has a free float-adjusted market capitalization weight of less than 5% in the applicable country index, its free float-adjusted market capitalization is allocated to the relevant value index or growth index depending on which style index comes closest to the 50% target. If the middle security has a free float-adjusted market capitalization weight of more than 5% in the applicable country index, its free float-adjusted market capitalization can be partially allocated to the relevant value index and the relevant growth index in order to be closer to the 50% target. The VIF and GIF for a middle security can be either 1, 0.65, 0.5, 0.35 or 0. Depending on the outcome of the attribution of this middle security, neither the relevant value index nor the relevant growth index may reach the 50% target and therefore the attribution process may continue.

Once the 50% target is reached, all remaining securities are allocated or reallocated to the style index that has not yet reached the 50% target. Therefore, some securities may be allocated to a style index that is different from their initial style classification. However, as the allocation process starts with securities having the strongest style characteristics and the remaining securities that are reassigned have relatively less pronounced style characteristics, the impact on the relevant value index and the relevant growth index is expected to be modest.

Maintenance of the MSCI EAFE Value Index and the MSCI EAFE Growth Index

Each value index and growth index is maintained with the objective of reflecting the evolution of style segments within the applicable country index on a timely basis. In maintaining each value index and growth index, emphasis is also placed on its continuity and on minimizing unnecessary index turnover.

Maintaining each value index and growth index involves two main dimensions. The first is the style maintenance of constituents resulting from the review of the applicable value index and growth index, which takes place on a semi-annual basis. The second aspect involves changes driven by the underlying country indices that comprise the MSCI EAFE Index, which include additions to and deletions from the applicable country indices, changes in foreign inclusion factors (“FIFs”), updates in number of shares and changes in industry classification, as a result of quarterly index reviews, annual full country index reviews and ongoing event-related changes.

The style index maintenance for value and growth indices can be described by the following two broad categories: (i) semi-annual style index review and (ii) style review outside of the semi-annual style index review.

Semi-Annual Style Index Review

The style index review of value and growth indices is conducted at the end of May and November, coinciding with the May annual index review and the November quarterly index review.

During the style index review, new value and growth z-scores are calculated for the pro forma country index constituents and, after applying the buffer rules, securities are allocated to the relevant value and growth indices, each targeting 50% of the free float-adjusted market capitalization within the applicable country index.

Values of the fundamental data used to determine style characteristics are maintained on a monthly basis. For the May and November semi-annual style index reviews, fundamental and forward looking data as of the end of March and the end of September are used respectively. The review date for market capitalization and prices is generally any one of the last 10 business days of April and October for the May and November semi-annual style index reviews, respectively. The prices from that same date are used for the calculation of the three price-based ratios used to determined value style characteristics.

Style Review Outside of the Semi-Annual Style Index Review

Style reviews outside the semi-annual style index reviews are conducted for new securities in cases of additions to the country indices that comprise the MSCI EAFE Index.

For these securities, the style review involves the following:

1.
Determining the values of the eight style variables used to specify value and growth characteristics of affected securities using the latest available underlying fundamental and forward looking data;
2.
Calculating the z-scores of each style variable for affected securities using the previous daily free float-adjusted market capitalization weighted mean and standard deviation of the relevant style variables;
3.
Aggregating the style z-scores for the affected securities to determine their overall style characteristics; and
4.
Allocating the affected securities with the appropriate style inclusion factors without considering the buffer rules or the 50% free float-adjusted market capitalization target.

Additions of constituents to the MSCI EAFE Value Index or the MSCI EAFE Growth Index outside the regular index reviews can result from:

1.
Inclusions to the country indices that comprise the MSCI EAFE Index during the February and August quarterly index reviews for the MSCI EAFE Index; or
2.
Inclusions to the country indices that comprise the MSCI EAFE Index due to M&As, spin-offs, large IPOs and other early inclusions, as applicable to the MSCI EAFE Index.

Style reviews are conducted for new index constituents except in the following cases:

1.
When a non-constituent company acquires a constituent company and the constituent company’s securities are replaced by the securities of the acquiring company, the securities of the acquiring company will keep the style of the securities of the acquired company;
2.
When a constituent company merges with a non-constituent company and the merged company replaces the constituent company, the securities of the merged company will keep the style of the constituent securities before the merger;
3.
When two constituent companies merge and the merged company replaces the two constituent companies, the securities of the merged company will keep the style of the constituent securities to which it is historically linked; and
4.
When securities spun-off from existing constituents are considered for early inclusion at the time of the event and the spinning-off security is not deleted from the MSCI EAFE Index, the spun-off securities will keep the style of the spinning-off security.

MSCI EAFE Index

The MSCI EAFE Index:

•
is an equity index, and therefore cannot be invested in directly;
•
does not file reports with the SEC because it is not an issuer;
•
was launched on December 31, 1969 at an initial value of 100; and is maintained by MSCI Inc. (“MSCI”).

The MSCI EAFE Index is a stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI”) through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.

The MSCI EAFE Index is a free-float adjusted market capitalization index and is one of the MSCI Global Investable Market Indices (the “MSCI Indices”), the methodology of which is described below. The MSCI EAFE Index is considered a “standard” index, which means it consists of all eligible large capitalization and mid-capitalization stocks, as determined by MSCI, in the relevant market. Additional information about the MSCI EAFE Index (including the top ten constituent stocks and weights, sector weights and country weights) is available on the following website: msci.com/index-methodology. Daily closing level information for the MSCI EAFE Index is available on the following website: msci.com. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

The MSCI EAFE Index is intended to provide performance benchmarks for the developed equity markets in Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The constituent stocks of the MSCI EAFE Index are derived from the constituent stocks in the 21 MSCI standard single country indices for the developed market countries listed above. The MSCI EAFE Index has a base date of December 31, 1969.

Construction of the MSCI EAFE Index

MSCI undertakes an index construction process at an individual market level, which involves: (i) defining the equity universe for each market; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying index continuity rules for the standard index; and (v) classifying securities under the Global Industry Classification Standard. The MSCI EAFE Index construction methodology differs in some cases depending on whether the relevant market is considered a developed market or an emerging market. All of the MSCI Indices are standard indices, meaning that only securities that would qualify for inclusion in a large cap index or a mid cap index will be included as described below.

Defining the Equity Universe

(i) Identifying Eligible Equity Securities: The equity universe initially looks at securities listed in any of the countries in the MSCI global index series, which will be classified as either “developed markets” or “emerging markets”. All listed equity securities, including real estate investment trusts and certain income trusts in Canada are eligible for inclusion in the equity universe. Limited partnerships, limited liability companies and business trusts, which are listed in the U.S. and are not structured to be taxed as limited partnerships, are likewise eligible for inclusion in the equity universe. Conversely, mutual funds, exchange traded funds, equity derivatives and most investment trusts are not eligible for inclusion in the equity universe. Preferred shares that exhibit characteristics of equity securities are eligible. Securities for which the Hong Kong Securities and Futures Commission has issued high shareholding concentration notices are not eligible.

(ii) Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A market investable equity universe for a market is derived by (i) identifying eligible listings for each security in the equity universe; and (ii) applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is generally equivalent to a single country. The global investable equity universe is the aggregation of all market investable equity universes.

(i) Identifying Eligible Listings: A security may have a listing in the country where it is classified (a “local listing”) and/or in a different country (a “foreign listing”). A security may be represented by either a local listing or a foreign listing (including a depositary receipt) in the global investable equity universe. A security may be represented by a foreign listing only if the security is classified in a country that meets the foreign listing materiality requirement (as described below), and the security’s foreign listing is traded on an eligible stock exchange of a developed market country if the security is classified in a developed market country or, if the security is classified in an emerging market country, an eligible stock exchange of a developed market country or an emerging market country.

In order for a country to meet the foreign listing materiality requirement, the following is determined: all securities represented by a foreign listing that would be included in the country’s MSCI Country Investable Market Index if foreign listings were eligible from that country. The aggregate free-float adjusted market capitalization for all such securities should represent at least (i) 5% of the free float-adjusted market capitalization of the relevant MSCI Country Investable Market Index and (ii) 0.05% of the free-float adjusted market capitalization of the MSCI ACWI Investable Market Index. If a country does not meet the foreign listing materiality requirement, then securities in that country may not be represented by a foreign listing in the global investable equity universe.

(ii) Applying Investability Screens: The investability screens used to determine the investable equity universe in each market are:

(a) Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization. The equity universe minimum size requirement applies to companies in all markets and is derived as follows:

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First, the companies in the developed market equity universe are sorted in descending order of full market capitalization and the cumulative coverage of the free float-adjusted market capitalization of the developed market equity universe is calculated for each company. Each company’s free float-adjusted market capitalization is represented by the aggregation of the free float-adjusted market capitalization of the securities of that company in the equity universe.
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Second, when the cumulative free float-adjusted market capitalization coverage of 99% of the sorted equity universe is achieved, by adding each company’s free float-adjusted market capitalization in descending order, the full market capitalization of the company that reaches the 99% threshold defines the equity universe minimum size requirement.
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The rank of this company by descending order of full market capitalization within the developed market equity universe is noted, and will be used in determining the equity universe minimum size requirement at the next rebalance.

As of November 2022, the equity universe minimum size requirement was set at US$292,000,000. Companies with a full market capitalization below this level are not included in any market investable equity universe. The equity universe minimum size requirement is reviewed and, if necessary, revised at each semi-annual index review, as described below.

(b) Equity Universe Minimum Free Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

(c) Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have at least one eligible listing that has adequate liquidity as measured by its 12-month and 3-month annualized traded value ratio (“ATVR”) and 3-month frequency of trading. The ATVR attempts to mitigate the impact of extreme daily trading volumes and takes into account the free float-adjusted market capitalization of securities. A minimum liquidity level of 20% of the 3-month ATVR and 90% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 20% of the 12-month ATVR, are required for inclusion of a security in a market investable equity universe of a developed market. A minimum liquidity level of 15% of the 3-month ATVR and 80% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 15% of the 12-month ATVR, are required for inclusion of a security in a market investable equity universe of an emerging market.

Only one listing per security may be included in the market investable equity universe. In instances where a security has two or more eligible listings that meet the above liquidity requirements, then the following priority rules are used to determine which listing will be used for potential inclusion of the security in the market investable equity universe:

(1) Local listing (if the security has two or more local listings, then the listing with the highest 3-month ATVR will be used).

(2) Foreign listing in the same geographical region (MSCI classifies markets into three main geographical regions: EMEA, Asia Pacific and Americas. If the security has two or more foreign listings in the same geographical region, then the listing with the highest 3-month ATVR will be used).

(3) Foreign listing in a different geographical region (if the security has two or more foreign listings in a different geographical region, then the listing with the highest 3-month ATVR will be used).

Due to liquidity concerns relating to securities trading at very high stock prices, a security that is currently not a constituent of a MSCI Global Investable Markets Index that is trading at a stock price above US $10,000 will fail the liquidity screening and will not be included in any market investable equity universe.

(d) Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors. In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or

other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.

MSCI will then derive a “foreign inclusion factor” for the company that reflects the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s foreign inclusion factor.

Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.

(e) Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large initial public offerings are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and a standard index, such as the MSCI EAFE Index, outside of a quarterly or semi-annual index review.

(f) Minimum Foreign Room Requirement: This investability screen is applied at the individual security level. For a security that is subject to a foreign ownership limit to be eligible for inclusion in a market investable equity universe, the proportion of shares still available to foreign investors relative to the maximum allowed (referred to as “foreign room”) must be at least 15%.

Determining Market Capitalization Size Segments for Each Market

Once a market investable equity universe is defined, it is segmented into the following size-based indices:

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Investable Market Index (Large Cap + Mid Cap + Small Cap)
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Standard Index (Large Cap + Mid Cap)
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Large Cap Index
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Mid Cap Index
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Small Cap Index

Creating the size segment indices in each market involves the following steps: (i) defining the market coverage target range for each size segment; (ii) determining the global minimum size range for each size segment; (iii) determining the market size segment cutoffs and associated segment number of companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements. For developed market indices, the market coverage for a standard index is 85%. As of October 2022, the global minimum size range for a developed market standard index is a full market capitalization of USD 3.53 billion to USD 8.12 billion.

Index Continuity Rules for Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a developed market standard index and a minimum number of three constituents will be maintained for an emerging market standard index, and involves the following steps:

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If after the application of the index construction methodology, a developed market standard index contains fewer than five securities or an emerging market standard index contains fewer than three securities, then the largest securities by free float-adjusted market capitalization are added to the MSCI EAFE Index in order to reach the minimum number of required constituents.
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At subsequent MSCI EAFE Index reviews, if the minimum number of securities described above is not met, then after the market investable equity universe is identified, the securities are ranked by free float-adjusted market capitalization, however, in order to increase stability the free float-adjusted market capitalization of the existing index constituents (prior to review) is multiplied by 1.50, and securities are added until the desired minimum number of securities is reached.

Constituent index means any of the component country indices comprising the MSCI EAFE Index.

Classifying Securities under the Global Industry Classification Standard

All securities in the global investable equity universe are assigned to the industry that best describes their business activities. The GICS classification of each security is used by MSCI to construct additional indices.

Calculation Methodology for the MSCI EAFE Index

The performance of the MSCI EAFE Index is a free float weighted average of the U.S. dollar values of its component securities.

Prices used to calculate the component securities are the official exchange closing prices or prices accepted as such in the relevant market. In the case of a market closure, or if a security does not trade on a specific day or during a specific period, MSCI carries the latest available closing price. In the event of a market outage resulting in any component security price to be unavailable, MSCI will generally use the last reported price for such component security for the purpose of performance calculation. If MSCI determines that another price is more appropriate based on the circumstances, an announcement would be sent to clients with the related information. Closing prices are converted into U.S. dollars, as applicable, using the closing spot exchange rates calculated by WM/Reuters at 4:00 P.M. London Time.

Maintenance of the MSCI EAFE Index

In order to maintain the representativeness of the MSCI EAFE Index, structural changes may be made by adding or deleting component securities. Currently, such changes in the MSCI EAFE Index may generally only be made on four dates throughout the year: after the close of the last business day of each February, May, August and November.

Each country index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets. In maintaining each component country index, emphasis is also placed on its continuity, continuous investability of constituents and replicability of the index and on index stability and minimizing turnover.

MSCI classifies index maintenance in three broad categories. The first consists of ongoing event related changes, such as mergers and acquisitions, which are generally implemented in the country indices in which they occur. The second category consists of quarterly index reviews, aimed at promptly reflecting other significant market events. The third category consists of semi-annual index reviews that systematically re-assess the various dimensions of the equity universe.

Ongoing event-related changes to the MSCI EAFE Index are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, stock bonus issues, public placements and other similar corporate actions that take place on a continuing basis. MSCI will remove from the index as soon as practicable securities of companies that file for bankruptcy or other protection from their creditors, that are suspended and for which a return to normal business activity and trading is unlikely in the near future, or that fail stock exchange listing requirements with a delisting announcement. Securities may also be considered for early deletion in other significant cases, such as decreases in free float and foreign ownership limits, or when a constituent company acquires or merges with a non-constituent company or spins-off another company. In practice, when a constituent company is involved in a corporate event which results in a significant decrease in the company’s free float-adjusted market capitalization or the company decreases its foreign inclusion factor to below 0.15, the securities of that constituent company are considered for early deletion from the indices simultaneously with the event unless, in either case, it is a standard index constituent with a minimum free float-adjusted market capitalization meeting at least two-thirds of 1.8 times one-half of the standard index interim size segment cut-off. Share conversions may also give rise to an early deletion. Changes in number of shares and foreign inclusion factors resulting from primary equity offerings representing at least 5% of the security’s pre-event number of shares are implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. MSCI implements pending number of shares and/or free float updates simultaneously with the event, unless the change in number of shares is less than 1% on a post-event number of shares basis, in which case it will be implemented at a subsequent index review. Changes in the number of shares smaller than 5% are implemented at a subsequent index review. Secondary offerings/block sales with sizes representing at least 5% of the security’s pre-event number of shares are implemented at the time of the event. All changes resulting from corporate events are announced prior to their implementation, provided all necessary information on the event is available.

MSCI’s quarterly index review process is designed to ensure that the country indices continue to be an accurate reflection of evolving equity markets. This goal is achieved by timely reflecting significant market driven changes that were not captured in each index at the time of their actual occurrence and that should not wait until the semi-annual index review due to their importance. These quarterly index reviews may result in additions and deletions of component securities from a country index (or a security being removed from one country listing and represented by a different country listing) and changes in “foreign inclusion factors” and in number of shares. Additions and deletions to component securities may result from: the addition of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; and the addition or deletion of securities as a result of other market events. Significant changes in free float estimates and corresponding changes in the foreign inclusion factor for component securities may result from: corporate events that should have been implemented at the time of such event but could not be reflected immediately due to lack of publicly available details at the time of the event; exercise of IPO over-allotment options which result in an increase in free float; increases in foreign ownership limits; decreases in foreign ownership limits which did not require foreign investors to immediately sell shares in the market; re-estimates of free float figures resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and conversion of a non-index constituent share class or an unlisted line of shares which has an impact on index constituents. However, no changes in foreign inclusion factors are implemented for any of the above events if the change in free float estimate is less than 1%, except in cases of correction. As discussed above, small changes in the number of shares resulting from, for example, exercise of options or warrants and employee stock option plans, conversion of convertible bonds or other instruments (including periodic conversion of preferred stocks), conversion of a non-index constituent share class or an unlisted line of shares which has an impact on index constituents, periodical conversion of a share class into another share class, exercise of over-allotment options, periodic share buybacks, the cancellation of shares, acquisition for shares of non-listed companies or assets, or other events that could not be implemented on or near the effective dates where no price adjustment factor is necessary, are generally updated at the quarterly index review rather than at the time of the event. The results of the quarterly index reviews are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August. MSCI has noted that consistency is a factor in maintaining each component country index.

MSCI’s semi-annual index review is designed to systematically reassess the component securities of the MSCI EAFE Index. During each semi-annual index review, the universe of component securities is updated and the global minimum size range for the MSCI EAFE Index is recalculated, which is based on the full market capitalization and the cumulative free float-adjusted market capitalization coverage of each security that is eligible to be included in the MSCI EAFE Index. The following MSCI EAFE Index maintenance activities, among others, are undertaken during each semi-annual index review: the list of countries in which securities may be represented by foreign listings is reviewed; the component securities are updated by identifying new equity securities that were not part of the MSCI EAFE Index at the time of the previous quarterly index review; the minimum size requirement for the MSCI EAFE Index is updated and new companies are evaluated relative to the new minimum size requirement; existing component securities that do not meet the minimum liquidity requirements of the MSCI EAFE Index may be removed (or, with respect to any such security that has other listings, a determination is made as to whether any such listing can be used to represent the security in the market investable universe); and changes in “foreign inclusion factors” are implemented (provided the change in free float is greater than 1%, except in cases of correction). During a semi-annual index review, component securities may be added or deleted from a country index for a range of reasons, including the reasons discussed with respect to component securities changes during quarterly index reviews as discussed above. Foreign listings may become eligible to represent securities only from the countries that met the foreign listing materiality requirement during the previous semi-annual index review (this requirement is applied only to countries that do not yet include foreign listed securities). Once a country meets the foreign listing materiality requirement at a given semi-annual index review, foreign listings will remain eligible for such country even if the foreign listing materiality requirements are not met in the future.

The results of the semi-annual index reviews are announced at least two weeks in advance of their effective implementation date as of the close of the last business day of May and November.

MSCI EAFE Index maintenance also includes monitoring and completing adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs as well as deleting constituents that enter ineligible alert boards.

These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

iShares® MSCI EAFE Growth ETF

The shares of the iShares® MSCI EAFE Growth ETF (the “ETF”) are issued by iShares® Trust, a registered investment company.

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The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE Growth Index (the “index”).
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The ETF’s investment advisor is BlackRock Fund Advisors (“BFA”).
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The ETF’s shares trade on the Cboe BZX under the ticker symbol “EFG”.
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The iShares® Trust’s SEC CIK Number is 0001100663.
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The ETF’s inception date was August 1, 2005.
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The ETF’s shares are issued or redeemed only in creation units of 400,000 shares or multiples thereof.

We obtained the following fee information from the iShares® website without independent verification. The investment advisor is paid a management fee from the ETF calculated based on the average daily net assets of the ETF as follows: 0.40% per annum of net assets less than or equal to $3.0 billion, plus 0.38% per annum of net assets on amounts in excess of $3.0 billion, up to and including $4.5 billion, plus 0.361% per annum of net assets on amounts in excess of $4.5 billion, up to and including $6.0 billion, plus 0.343% per annum of net assets on amounts in excess of $6.0 billion, up to and including $7.5 billion, plus 0.3258% per annum of net assets on amounts in excess of $7.5 billion, up to and including $9.0 billion, plus 0.3095% per annum of net assets on amounts in excess of $9.0 billion, up to and including $10.5 billion, plus 0.294% per annum of net assets on amounts in excess of $10.5 billion. As of March 31, 2023, the aggregate expense ratio of the ETF was 0.36% per annum.

The investment advisory agreement of the ETF provides that BFA will pay all operating expenses of the ETF, except the management fees, interest expenses, taxes, expenses incurred with respect to the acquisition and disposition of portfolio securities and the execution of portfolio transactions, including brokerage commissions, distribution fees or expenses, and litigation expenses and any extraordinary expenses.

For additional information regarding iShares® Trust or BFA, please consult the reports (including the Semi-Annual Report to Shareholders on Form N-CSRS for the period ended January 31, 2023) and other information iShares® Trust files with the SEC. In addition, information regarding the ETF (including the top ten holdings and weights, sector weights and country weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at us.ishares.com/product_info/fund/overview/EFG.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

Investment Objective

The ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective and the index may be changed without the approval of BFA’s shareholders.

Notwithstanding the ETF’s investment objective, the return on your securities will not reflect any dividends paid on the ETF shares, on the securities purchased by the ETF or on the securities that comprise the index.

Representative Sampling

BFA uses a representative sampling indexing strategy to manage the ETF. This strategy involves investing in a representative sample of securities that collectively has an investment profile similar to that of the index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the index.

The ETF generally will invest at least 80% of its assets in the component securities of the index and in investments that have economic characteristics that are substantially identical to the component securities of the index (i.e., depositary receipts representing securities of the index). The ETF may invest up to 20% of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates, as well as in securities not included in the index, but which BFA believes will help the ETF track the index. Cash and cash equivalent investments associated with a derivative position will be treated as part of that position for the purposes of calculating the percentage of investments included in the index. Also, the ETF may lend securities representing up to one-third of the value of the ETF’s total assets (including the value of the collateral received).

Tracking Error

The performance of the ETF and the index may vary due to a variety of factors, including differences between the securities and other instruments held in the ETF’s portfolio and those included in the index, pricing differences (including differences between a security’s price at the local market close and the ETF’s valuation of a security at the time of calculation of the ETF’s net asset value per share), transaction costs incurred by the ETF, the ETF’s holding of uninvested cash, differences in timing of the accrual or the valuation of dividends or interest received by the ETF or distributions paid to the ETF’s shareholders, the requirements to maintain pass-through tax treatment, portfolio transactions carried out to minimize the distribution of capital gains to shareholders, acceptance of custom baskets, changes to the index or the costs to the ETF of complying with various new or existing regulatory requirements, among other reasons. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. The ETF’s use of a representative sampling strategy can be expected to produce a greater tracking error over a period of time than would result if the ETF used an indexing strategy in which an exchange traded fund invests in substantially all of the securities in its index in approximately the same proportions as in the index.

Industry Concentration Policy

The ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated in that industry or group of industries.

MSCI EAFE Growth Index

The MSCI EAFE Growth Index (the “index”):

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is an equity index, and therefore cannot be invested in directly;
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does not file reports with the SEC because it is not an issuer; and
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is sponsored, calculated, published and disseminated daily by MSCI Inc., which we refer to as “MSCI”, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.

The index is an MSCI style index. The objective of the MSCI style index methodology is to divide constituents of the MSCI EAFE Index into the MSCI EAFE Value Index and the MSCI EAFE Growth Index, each targeting 50% of the free float-adjusted market capitalization of the parent index (in this case, the MSCI EAFE Index). The MSCI EAFE Growth Index captures large and mid cap securities exhibiting overall growth style characteristics, as defined by the methodology, across 21 developed markets countries. The growth investment style characteristics for index construction are defined using five variables: (i) long-term forward earnings per share (“EPS”) growth rate, (ii) short-term forward EPS growth rate, (iii) current internal growth rate, (iv) long-term historical EPS growth trend, and (v) long-term historical sales per share (“SPS”) growth trend. The index is a subset of the MSCI EAFE Index and is constructed from the constituents of the MSCI EAFE Index on a country-by-country basis. Therefore, common index attributes such as free float estimation, number of shares and industry classification are identical for constituents of the index and the MSCI EAFE Index. Consequently, changes in the MSCI EAFE Index will have an impact on the index. Changes include additions, deletions, changes in foreign inclusion factors (“FIFs”), updates in number of shares and changes in industry classification. The MSCI EAFE Growth Index is calculated in U.S. dollars on a price return basis. Additional information about the MSCI EAFE Growth Index is available on the following website: msci.com/index-methodology. Daily closing level information for the MSCI EAFE Growth Index is available on the following website: msci.com. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

Construction of the MSCI EAFE Growth Index

Defining the Value and Growth Investment Styles

The MSCI EAFE Growth Index is a subset of the MSCI EAFE Index and is constructed from the constituents of the MSCI EAFE Index on a country-by-country basis. For more information about the MSCI EAFE Index, see “MSCI EAFE Index” below.

In constructing the MSCI EAFE Growth Index, MSCI adopted a two-dimensional framework for style segmentation in which value and growth securities are categorized using different attributes. MSCI uses the variables below to identify whether a security exhibits value or growth characteristics.

The value investment style characteristics for index construction are defined using three variables: (i) book value to price ratio, (ii) 12-month forward earnings to price ratio, and (iii) dividend yield (collectively, the “value variables”).

The growth investment style characteristics for index construction are defined using five variables: (i) long-term forward EPS growth rate, (ii) short-term forward EPS growth rate, (iii) current internal growth rate, (iv) long-term historical EPS growth trend, and (v) long-term historical SPS growth trend (collectively, the “growth variables”, and together with the value variables, the “style variables”).

Index Design

The objective of the MSCI style index methodology is to divide constituents of the MSCI EAFE Index into the MSCI EAFE Value Index and the MSCI EAFE Growth Index, each targeting 50% of the free float-adjusted market capitalization of the parent index (in this case, the MSCI EAFE Index). When the MSCI EAFE Value Index and the MSCI EAFE Growth Index are combined together, the market capitalization of each constituent of the MSCI EAFE Index should be fully represented by the combination of the MSCI EAFE Value Index and the MSCI EAFE Growth Index and, at the same time, should not be “double-counted”. One security may, however, be represented in both the MSCI EAFE Value Index and the MSCI EAFE Growth Index at a partial weight.

Universe and Approach for Style Segmentation

The style index methodology is applied to the MSCI EAFE Index on a market by market basis. In defining markets, MSCI adopts a country approach in conducting the style segmentation of the value and growth indices. The MSCI EAFE Value Index and MSCI EAFE Growth Index are created by aggregating the value and growth segments of the MSCI EAFE Index. The value and growth style classification and allocation is applied at the security level rather than at the company level.

Construction of the MSCI EAFE Value Index and the MSCI EAFE Growth Index

In order to achieve the index design objective, MSCI allocates securities in each country index that comprises the MSCI EAFE Index and their free float-adjusted market capitalizations to the value and growth versions of the applicable country index, during the semi-annual style index reviews that take place each May and November.

MSCI’s construction of the value and growth indices for each country index involves the following five steps:

1.
Determining the values of the style variables used to specify value and growth characteristics for each security;
2.
Calculating the z-scores of each style variable for each security;
3.
Aggregating the style z-scores for each security to determine the security’s overall style characteristics;
4.
Assigning initial style inclusion factors for each security; and
5.
Achieving the 50% free float-adjusted market capitalization target by allocating securities to the value and growth indices after applying buffer rules.

1. Determining the Values of the Style Variables Used to Specify Value and Growth Characteristics for Each Security

The MSCI EAFE Value Index and the MSCI EAFE Growth Index construction process begins by determining the style variables used to specify value and growth characteristics for each security (described above).

For the growth variables, all securities of the same company have the same variable values for each of the five growth variables unless there is a difference in dividend payout, which will result in a difference in the current internal growth rate.

No long-term historical SPS growth trend is calculated for securities classified in the banks and diversified financials industry groups, other than securities classified in the multi-sector holdings and financial exchanges & data sub-industries, under the Global Industry Classification Standard (“GICS”).

2. Calculating the Z-Scores of Each Style Variable for Each Security

After computing the eight style (3 value and 5 growth) variable values for each security, the values for each variable are standardized within each country index and assigned a z-score. Computing a z-score is a widely used method of standardizing a variable in order to combine it with other variables that may have a different unit of measurement or a different scale. Because it has a mean value of zero and a standard deviation of 1, the value of a z-score shows how many standard deviations a given value lies from the mean.

As part of the standardization process, outlier style variable values are winsorized (generally speaking, winsorization is a process to limit the impact of extreme values) to ensure that the market average values used to standardize the style variables are less affected by extreme values. To do this, for a given style variable, the values for all securities are first ranked in ascending order within each country index comprising the MSCI EAFE Index. Missing values are excluded from the ranking. Then, for values that lie in the bottom 5th percentile rank or in the top 95th percentile rank, their value is set equal to the value of the 5th percentile ranked or 95th percentile ranked security, as applicable. This process is repeated for each of the eight style variables.

After winsorizing all eight style variables for each country index comprising the MSCI EAFE Index, the z-score for each of the eight style variables for each security can be calculated using the free float-adjusted market capitalization weighted market mean and standard deviation of the relevant variable within the applicable country index.

The z-score for a given style variable equals (i) the winsorized style variable for a given security minus the free float-adjusted market capitalization weighted market mean using the winsorized style variables in the applicable country index comprising the MSCI EAFE Index divided by (ii) the free float-adjusted market capitalization weighted market standard deviation using the winsorized style variables in the applicable country index comprising the MSCI EAFE Index.

3. Aggregating the Style Z-Scores for Each Security to Determine the Security’s Overall Style Characteristics

After standardizing each of the eight style variable values for each security, MSCI calculates a value z-score and a growth z-score for each security in the MSCI EAFE Index. Value z-scores are computed for each security by averaging the three value variable z-scores while growth z-scores are calculated by averaging the five growth variable z-scores (for the calculation of the growth z-score, the z-score for long-term forward EPS growth rate is given a double weight, as described below). The value z-score and the growth z-score of a security define its overall style characteristics and its positioning within the value and growth style space.

Calculating the Value Z-Score

To compute a value z-score, an equally weighted average of the three value variables’ z-scores is calculated. Only available variable z-scores are used and missing variable z-scores are excluded from the calculation.

Calculating the Growth Z-Score

For the calculation of the growth z-score, the z-score for long-term forward EPS growth rate is given a double weight, as it is the most systematically associated with the concept of growth and it captures growth style attributes relatively more effectively than other variables. When computing the growth z-score, missing variable z-scores are excluded from the calculation.

Identifying the Overall Style Characteristics

Using the style variables, value z-scores and growth z-scores are calculated and used to determine the overall style characteristics of each security in the MSCI EAFE Index. In the two-dimensional framework, non-value does not necessarily mean growth, and vice versa. Additionally, some securities can exhibit both value and growth characteristics, while others may exhibit neither.

Hence, under the two-dimensional framework for style segmentation, a security can have the following four style characteristics:

1.
A security with a positive value z-score and a negative or zero growth z-score is situated in the value (and non-growth) quadrant as it exhibits clear value characteristics;
2.
A security with a negative or zero value z-score and a positive growth z-score is situated in the growth (and non-value) quadrant as it exhibits clear growth characteristics;
3.
A security with a positive value z-score and a positive growth z-score is situated in the value and growth quadrant as it exhibits both value and growth characteristics; and
4.
A security with a negative or zero value z-score and a negative or zero growth z-score is situated in the non-value and non-growth quadrant as it exhibits both non-value and non-growth characteristics.

Value Z-Score	Growth Z-Score	Style Characteristics
Positive	Negative or Zero	Value
Negative or Zero	Positive	Growth
Positive	Positive	Both Value and Growth
Negative or Zero	Negative or Zero	Neither Value nor Growth

4. Assigning Initial Style Inclusion Factors for Each Security

Based on the overall style characteristics, securities are assigned initial style inclusion factors. At this time, securities that exhibit both value and growth or neither value nor growth characteristics are also adjusted for dominant style.

Each security has two style inclusion factors, one for value, defined as the value inclusion factor (“VIF”), and the other for growth, defined as the growth inclusion factor (“GIF”), and they represent the proportion of a security’s free float-adjusted market capitalization that should be allocated to the value and/or growth indices. The sum of the VIF and the GIF is always equal to one. There are five possible values for the style inclusion factors: 1, 0.65, 0.5, 0.35 and 0.

For securities with style characteristics of both value and growth or neither value nor growth, their initial VIF and GIF can range between 0 and 1, depending on the contribution of the value (or non-growth, if the growth z-score is negative) and growth (or non-value, if the value z-score is negative) z-scores to the distance of a security from the origin.

The contribution of each style z-score to the distance from the origin is calculated as follows:

Value Contribution=Value Z_Score2Distance2=Value Z_Score2Value Z_Score2+Growth Z_Score2

Growth Contribution=Growth Z_Score2Distance2=Growth Z_Score2Value Z_Score2+Growth Z_Score2

Value Contribution+Growth Contribution=1

For securities where a style contribution of a positive style z-score (a negative style z-score) is at least 80% (less than 20%), that style is deemed to clearly dominate the other style. Such securities are allocated with an initial VIF or GIF of 1, depending on whether value (non-growth) or growth (non-value) contributed at least 80% (less than 20%) to the distance respectively. This is represented by the 80/20 line (20/80) in the below graph, which corresponds to the value z-score (growth z-score) representing twice the growth z-score (value z-score), i.e., representing a contribution of 80% of the total distance from the origin. Otherwise, if a style contribution ranges between more than 20% and less than 80%, the VIF and GIF are determined using the table below.

Zone	1	2	3a	3b	3c	3d	3e	4a	4b	4c	4d	4e
Style Characteristics	Value	Growth	Value/Growth	Value/Growth	Value/ Growth	Value/ Growth	Value/ Growth	Non-Value/ Non-Growth	Non-Value/ Non-Growth	Non-Value/ Non-Growth	Non-Value/ Non-Growth	Non-Value/ Non-Growth
Style Bias	Value	Growth	Value	Value-Bias	No Bias	Growth-Bias	Growth	Value	Value-Bias	No Bias	Growth-Bias	Growth
Initial VIF	1	0	1	0.65	0.5	0.35	0	1	0.65	0.5	0.35	0
Initial GIF	0	1	0	0.35	0.5	0.65	1	0	0.35	0.5	0.65	1

5. Allocating Securities to the Value and Growth Indices

The value and growth index of each country index comprising the MSCI EAFE targets a 50% free float-adjusted market capitalization of the applicable country index. In order to achieve the 50% target, the style allocation process involves the following three steps: (i) sorting securities by distance from the origin in the style space; (ii) applying buffer rules and reassigning initial VIF and GIF, as appropriate; and (iii) achieving the 50% free float-adjusted market capitalization target by allocating securities to the value and growth index of each country index.

In the allocation process, first all securities are sorted by distance from the origin. The strength of the security style characteristics is measured by the distance from the origin. Therefore, the security with the strongest style characteristics is the one with the greatest distance from the origin. The distance from the origin equals the square root of the sum of the value z-score squared plus the growth z-score squared.

Next, the initial style inclusion factors for all existing constituents are reviewed based on buffer rules. According to the buffer rules, all securities that fall in the buffers will not change their current style inclusion factors and will remain in their current index or indexes, unless they need to be reassigned, if required, to meet the 50% target. Buffer rules help limit the index turnover caused by temporary migration of securities from one style index to the other and come into effect only at the semi-annual style index reviews.

The buffers are represented by a cross resulting from the overlap of a horizontal rectangle around the growth axis and a vertical rectangle around the value axis. The horizontal rectangle is defined by a value z-score between +/- 0.2 and a growth z-score between +/- 0.4 and the vertical rectangle is defined by a value z-score between +/- 0.4 and a growth z-score between +/- 0.2.

The allocation process starts by assigning to the appropriate style index the security that is the greatest distance away from the origin and hence possesses the strongest style characteristics, based on its initial VIF and GIF modified for buffers.

Allocating securities starting with those that are furthest away from the origin ensures that securities with the strongest style characteristics are allocated to their appropriate styles first. During the style allocation process, if two securities have the same distance, the security with a larger free float-adjusted market capitalization is allocated to its appropriate style index first.

The allocation process is stopped when adding a security to a particular style index results in the cumulative weight of that index exceeding the 50% free float-adjusted market capitalization representation target.

The security that stopped the allocation process is defined as the “middle security”. In this step, the allocation of the middle security is reviewed to determine how to best approximate the 50% target. If the middle security has a free float-adjusted market capitalization weight of less than 5% in the applicable country index, its free float-adjusted market capitalization is allocated to the relevant value index or growth index depending on which style index comes closest to the 50% target. If the middle security has a free float-adjusted market capitalization weight of more than 5% in the applicable country index, its free float-adjusted market capitalization can be partially allocated to the relevant value index and the relevant growth index in order to be closer to the 50% target. The VIF and GIF for a middle security can be either 1, 0.65, 0.5, 0.35 or 0. Depending on the outcome of the attribution of this middle security, neither the relevant value index nor the relevant growth index may reach the 50% target and therefore the attribution process may continue.

Once the 50% target is reached, all remaining securities are allocated or reallocated to the style index that has not yet reached the 50% target. Therefore, some securities may be allocated to a style index that is different from their initial style classification. However, as the allocation process starts with securities having the strongest style characteristics and the remaining securities that are reassigned have relatively less pronounced style characteristics, the impact on the relevant value index and the relevant growth index is expected to be modest.

Maintenance of the MSCI EAFE Value Index and the MSCI EAFE Growth Index

Each value index and growth index is maintained with the objective of reflecting the evolution of style segments within the applicable country index on a timely basis. In maintaining each value index and growth index, emphasis is also placed on its continuity and on minimizing unnecessary index turnover.

Maintaining each value index and growth index involves two main dimensions. The first is the style maintenance of constituents resulting from the review of the applicable value index and growth index, which takes place on a semi-annual basis. The second aspect involves changes driven by the underlying country indices that comprise the MSCI EAFE Index, which include additions to and deletions from the applicable country indices, changes in foreign inclusion factors (“FIFs”), updates in number of shares and changes in industry classification, as a result of quarterly index reviews, annual full country index reviews and ongoing event-related changes.

The style index maintenance for value and growth indices can be described by the following two broad categories: (i) semi-annual style index review and (ii) style review outside of the semi-annual style index review.

Semi-Annual Style Index Review

The style index review of value and growth indices is conducted at the end of May and November, coinciding with the May annual index review and the November quarterly index review.

During the style index review, new value and growth z-scores are calculated for the pro forma country index constituents and, after applying the buffer rules, securities are allocated to the relevant value and growth indices, each targeting 50% of the free float-adjusted market capitalization within the applicable country index.

Values of the fundamental data used to determine style characteristics are maintained on a monthly basis. For the May and November semi-annual style index reviews, fundamental and forward looking data as of the end of March and the end of September are used respectively. The review date for market capitalization and prices is generally any one of the last 10 business days of April and October for the May and November semi-annual style index reviews, respectively. The prices from that same date are used for the calculation of the three price-based ratios used to determined value style characteristics.

Style Review Outside of the Semi-Annual Style Index Review

Style reviews outside the semi-annual style index reviews are conducted for new securities in cases of additions to the country indices that comprise the MSCI EAFE Index.

For these securities, the style review involves the following:

1.
Determining the values of the eight style variables used to specify value and growth characteristics of affected securities using the latest available underlying fundamental and forward looking data;
2.
Calculating the z-scores of each style variable for affected securities using the previous daily free float-adjusted market capitalization weighted mean and standard deviation of the relevant style variables;
3.
Aggregating the style z-scores for the affected securities to determine their overall style characteristics; and
4.
Allocating the affected securities with the appropriate style inclusion factors without considering the buffer rules or the 50% free float-adjusted market capitalization target.

Additions of constituents to the MSCI EAFE Value Index or the MSCI EAFE Growth Index outside the regular index reviews can result from:

1.
Inclusions to the country indices that comprise the MSCI EAFE Index during the February and August quarterly index reviews for the MSCI EAFE Index; or
2.
Inclusions to the country indices that comprise the MSCI EAFE Index due to M&As, spin-offs, large IPOs and other early inclusions, as applicable to the MSCI EAFE Index.

Style reviews are conducted for new index constituents except in the following cases:

1.
When a non-constituent company acquires a constituent company and the constituent company’s securities are replaced by the securities of the acquiring company, the securities of the acquiring company will keep the style of the securities of the acquired company;
2.
When a constituent company merges with a non-constituent company and the merged company replaces the constituent company, the securities of the merged company will keep the style of the constituent securities before the merger;
3.
When two constituent companies merge and the merged company replaces the two constituent companies, the securities of the merged company will keep the style of the constituent securities to which it is historically linked; and
4.
When securities spun-off from existing constituents are considered for early inclusion at the time of the event and the spinning-off security is not deleted from the MSCI EAFE Index, the spun-off securities will keep the style of the spinning-off security.

MSCI EAFE Index

The MSCI EAFE Index:

•
is an equity index, and therefore cannot be invested in directly;
•
does not file reports with the SEC because it is not an issuer;
•
was launched on December 31, 1969 at an initial value of 100; and is maintained by MSCI Inc. (“MSCI”).

The MSCI EAFE Index is a stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI”) through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.

The MSCI EAFE Index is a free-float adjusted market capitalization index and is one of the MSCI Global Investable Market Indices (the “MSCI Indices”), the methodology of which is described below. The MSCI EAFE Index is considered a “standard” index, which means it consists of all eligible large capitalization and mid-capitalization stocks, as determined by MSCI, in the relevant market. Additional information about the MSCI EAFE Index (including the top ten constituent stocks and weights, sector weights and country weights) is available on the following website: msci.com/index-methodology. Daily closing level information for the MSCI EAFE Index is available on the following website: msci.com. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

The MSCI EAFE Index is intended to provide performance benchmarks for the developed equity markets in Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The constituent stocks of the MSCI EAFE Index are derived from the constituent stocks in the 21 MSCI standard single country indices for the developed market countries listed above. The MSCI EAFE Index has a base date of December 31, 1969.

Construction of the MSCI EAFE Index

MSCI undertakes an index construction process at an individual market level, which involves: (i) defining the equity universe for each market; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying index continuity rules for the standard index; and (v) classifying securities under the Global Industry Classification Standard. The MSCI EAFE Index construction methodology differs in some cases depending on whether the relevant market is considered a developed market or an emerging market. All of the MSCI Indices are standard indices, meaning that only securities that would qualify for inclusion in a large cap index or a mid cap index will be included as described below.

Defining the Equity Universe

(i) Identifying Eligible Equity Securities: The equity universe initially looks at securities listed in any of the countries in the MSCI global index series, which will be classified as either “developed markets” or “emerging markets”. All listed equity securities, including real estate investment trusts and certain income trusts in Canada are eligible for inclusion in the equity universe. Limited partnerships, limited liability companies and business trusts, which are listed in the U.S. and are not structured to be taxed as limited partnerships, are likewise eligible for inclusion in the equity universe. Conversely, mutual funds, exchange traded funds, equity derivatives and most investment trusts are not eligible for inclusion in the equity universe. Preferred shares that exhibit characteristics of equity securities are eligible. Securities for which the Hong Kong Securities and Futures Commission has issued high shareholding concentration notices are not eligible.

(ii) Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A market investable equity universe for a market is derived by (i) identifying eligible listings for each security in the equity universe; and (ii) applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is generally equivalent to a single country. The global investable equity universe is the aggregation of all market investable equity universes.

(i) Identifying Eligible Listings: A security may have a listing in the country where it is classified (a “local listing”) and/or in a different country (a “foreign listing”). A security may be represented by either a local listing or a foreign listing (including a depositary receipt) in the global investable equity universe. A security may be represented by a foreign listing only if the security is classified in a country that meets the foreign listing materiality requirement (as described below), and the security’s foreign listing is traded on an eligible stock exchange of a developed market country if the security is classified in a developed market country or, if the security is classified in an emerging market country, an eligible stock exchange of a developed market country or an emerging market country.

In order for a country to meet the foreign listing materiality requirement, the following is determined: all securities represented by a foreign listing that would be included in the country’s MSCI Country Investable Market Index if foreign listings were eligible from that country. The aggregate free-float adjusted market capitalization for all such securities should represent at least (i) 5% of the free float-adjusted market capitalization of the relevant MSCI Country Investable Market Index and (ii) 0.05% of the free-float adjusted market capitalization of the MSCI ACWI

Investable Market Index. If a country does not meet the foreign listing materiality requirement, then securities in that country may not be represented by a foreign listing in the global investable equity universe.

(ii) Applying Investability Screens: The investability screens used to determine the investable equity universe in each market are:

(a) Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization. The equity universe minimum size requirement applies to companies in all markets and is derived as follows:

•
First, the companies in the developed market equity universe are sorted in descending order of full market capitalization and the cumulative coverage of the free float-adjusted market capitalization of the developed market equity universe is calculated for each company. Each company’s free float-adjusted market capitalization is represented by the aggregation of the free float-adjusted market capitalization of the securities of that company in the equity universe.
•
Second, when the cumulative free float-adjusted market capitalization coverage of 99% of the sorted equity universe is achieved, by adding each company’s free float-adjusted market capitalization in descending order, the full market capitalization of the company that reaches the 99% threshold defines the equity universe minimum size requirement.
•
The rank of this company by descending order of full market capitalization within the developed market equity universe is noted, and will be used in determining the equity universe minimum size requirement at the next rebalance.

As of November 2022, the equity universe minimum size requirement was set at US$292,000,000. Companies with a full market capitalization below this level are not included in any market investable equity universe. The equity universe minimum size requirement is reviewed and, if necessary, revised at each semi-annual index review, as described below.

(b) Equity Universe Minimum Free Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

(c) Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have at least one eligible listing that has adequate liquidity as measured by its 12-month and 3-month annualized traded value ratio (“ATVR”) and 3-month frequency of trading. The ATVR attempts to mitigate the impact of extreme daily trading volumes and takes into account the free float-adjusted market capitalization of securities. A minimum liquidity level of 20% of the 3-month ATVR and 90% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 20% of the 12-month ATVR, are required for inclusion of a security in a market investable equity universe of a developed market. A minimum liquidity level of 15% of the 3-month ATVR and 80% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 15% of the 12-month ATVR, are required for inclusion of a security in a market investable equity universe of an emerging market.

Only one listing per security may be included in the market investable equity universe. In instances where a security has two or more eligible listings that meet the above liquidity requirements, then the following priority rules are used to determine which listing will be used for potential inclusion of the security in the market investable equity universe:

(1) Local listing (if the security has two or more local listings, then the listing with the highest 3-month ATVR will be used).

(2) Foreign listing in the same geographical region (MSCI classifies markets into three main geographical regions: EMEA, Asia Pacific and Americas. If the security has two or more foreign listings in the same geographical region, then the listing with the highest 3-month ATVR will be used).

(3) Foreign listing in a different geographical region (if the security has two or more foreign listings in a different geographical region, then the listing with the highest 3-month ATVR will be used).

Due to liquidity concerns relating to securities trading at very high stock prices, a security that is currently not a constituent of a MSCI Global Investable Markets Index that is trading at a stock price above US $10,000 will fail the liquidity screening and will not be included in any market investable equity universe.

(d) Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors. In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.

MSCI will then derive a “foreign inclusion factor” for the company that reflects the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s foreign inclusion factor.

Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.

(e) Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large initial public offerings are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and a standard index, such as the MSCI EAFE Index, outside of a quarterly or semi-annual index review.

(f) Minimum Foreign Room Requirement: This investability screen is applied at the individual security level. For a security that is subject to a foreign ownership limit to be eligible for inclusion in a market investable equity universe, the proportion of shares still available to foreign investors relative to the maximum allowed (referred to as “foreign room”) must be at least 15%.

Determining Market Capitalization Size Segments for Each Market

Once a market investable equity universe is defined, it is segmented into the following size-based indices:

•
Investable Market Index (Large Cap + Mid Cap + Small Cap)
•
Standard Index (Large Cap + Mid Cap)
•
Large Cap Index
•
Mid Cap Index
•
Small Cap Index

Creating the size segment indices in each market involves the following steps: (i) defining the market coverage target range for each size segment; (ii) determining the global minimum size range for each size segment; (iii) determining the market size segment cutoffs and associated segment number of companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements. For developed market indices, the market coverage for a standard index is 85%. As of October 2022, the global minimum size range for a developed market standard index is a full market capitalization of USD 3.53 billion to USD 8.12 billion.

Index Continuity Rules for Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a developed market standard index and a minimum number of three constituents will be maintained for an emerging market standard index, and involves the following steps:

•
If after the application of the index construction methodology, a developed market standard index contains fewer than five securities or an emerging market standard index contains fewer than three securities, then the largest securities by free float-adjusted market capitalization are added to the MSCI EAFE Index in order to reach the minimum number of required constituents.

•
At subsequent MSCI EAFE Index reviews, if the minimum number of securities described above is not met, then after the market investable equity universe is identified, the securities are ranked by free float-adjusted market capitalization, however, in order to increase stability the free float-adjusted market capitalization of the existing index constituents (prior to review) is multiplied by 1.50, and securities are added until the desired minimum number of securities is reached.

Constituent index means any of the component country indices comprising the MSCI EAFE Index.

Classifying Securities under the Global Industry Classification Standard

All securities in the global investable equity universe are assigned to the industry that best describes their business activities. The GICS classification of each security is used by MSCI to construct additional indices.

Calculation Methodology for the MSCI EAFE Index

The performance of the MSCI EAFE Index is a free float weighted average of the U.S. dollar values of its component securities.

Prices used to calculate the component securities are the official exchange closing prices or prices accepted as such in the relevant market. In the case of a market closure, or if a security does not trade on a specific day or during a specific period, MSCI carries the latest available closing price. In the event of a market outage resulting in any component security price to be unavailable, MSCI will generally use the last reported price for such component security for the purpose of performance calculation. If MSCI determines that another price is more appropriate based on the circumstances, an announcement would be sent to clients with the related information. Closing prices are converted into U.S. dollars, as applicable, using the closing spot exchange rates calculated by WM/Reuters at 4:00 P.M. London Time.

Maintenance of the MSCI EAFE Index

In order to maintain the representativeness of the MSCI EAFE Index, structural changes may be made by adding or deleting component securities. Currently, such changes in the MSCI EAFE Index may generally only be made on four dates throughout the year: after the close of the last business day of each February, May, August and November.

Each country index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets. In maintaining each component country index, emphasis is also placed on its continuity, continuous investability of constituents and replicability of the index and on index stability and minimizing turnover.

MSCI classifies index maintenance in three broad categories. The first consists of ongoing event related changes, such as mergers and acquisitions, which are generally implemented in the country indices in which they occur. The second category consists of quarterly index reviews, aimed at promptly reflecting other significant market events. The third category consists of semi-annual index reviews that systematically re-assess the various dimensions of the equity universe.

Ongoing event-related changes to the MSCI EAFE Index are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, stock bonus issues, public placements and other similar corporate actions that take place on a continuing basis. MSCI will remove from the index as soon as practicable securities of companies that file for bankruptcy or other protection from their creditors, that are suspended and for which a return to normal business activity and trading is unlikely in the near future, or that fail stock exchange listing requirements with a delisting announcement. Securities may also be considered for early deletion in other significant cases, such as decreases in free float and foreign ownership limits, or when a constituent company acquires or merges with a non-constituent company or spins-off another company. In practice, when a constituent company is involved in a corporate event which results in a significant decrease in the company’s free float-adjusted market capitalization or the company decreases its foreign inclusion factor to below 0.15, the securities of that constituent company are considered for early deletion from the indices simultaneously with the event unless, in either case, it is a standard index constituent with a minimum free float-adjusted market capitalization meeting at least two-thirds of 1.8 times one-half of the standard index interim size segment cut-off. Share conversions may also give rise to an early deletion. Changes in number of shares and foreign inclusion factors resulting from primary equity offerings representing at least 5% of the security’s pre-event number of shares are implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. MSCI implements pending number of shares and/or free float updates simultaneously with the event, unless the change in number of shares is less than 1% on a post-event number of shares basis, in which case it will be implemented at a subsequent index review. Changes in the number of shares smaller than 5% are implemented at a subsequent index review. Secondary offerings/block sales with sizes representing at least 5% of the security’s pre-event number of shares are implemented at the time of the event. All changes resulting from corporate events are announced prior to their implementation, provided all necessary information on the event is available.

MSCI’s quarterly index review process is designed to ensure that the country indices continue to be an accurate reflection of evolving equity markets. This goal is achieved by timely reflecting significant market driven changes that were not captured in each index at the time of their actual occurrence and that should not wait until the semi-annual index review due to their importance. These quarterly index reviews may result in additions and deletions of component securities from a country index (or a security being removed from one country listing and represented by a different country listing) and changes in “foreign inclusion factors” and in number of shares. Additions and deletions to component securities may result from: the addition of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; and the addition or deletion of securities as a result of other market events. Significant changes in free float estimates and corresponding changes in the foreign inclusion factor for component securities may result from: corporate events that should have been implemented at the time of such event but could not be reflected immediately due to lack of publicly available details at the time of the event; exercise of IPO over-allotment options which result in an increase in free float; increases in foreign ownership limits; decreases in foreign ownership limits which did not require foreign investors to immediately sell shares in the market; re-estimates of free float figures resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and conversion of a non-index constituent share class or an unlisted line of shares which has an impact on index constituents. However, no changes in foreign inclusion factors are implemented for any of the above events if the change in free float estimate is less than 1%, except in cases of correction. As discussed above, small changes in the number of shares resulting from, for example, exercise of options or warrants and employee stock option plans, conversion of convertible bonds or other instruments (including periodic conversion of preferred stocks), conversion of a non-index constituent share class or an unlisted line of shares which has an impact on index constituents, periodical conversion of a share class into another share class, exercise of over-allotment options, periodic share buybacks, the cancellation of shares, acquisition for shares of non-listed companies or assets, or other events that could not be implemented on or near the effective dates where no price adjustment factor is necessary, are generally updated at the quarterly index review rather than at the time of the event. The results of the quarterly index reviews are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August. MSCI has noted that consistency is a factor in maintaining each component country index.

MSCI’s semi-annual index review is designed to systematically reassess the component securities of the MSCI EAFE Index. During each semi-annual index review, the universe of component securities is updated and the global minimum size range for the MSCI EAFE Index is recalculated, which is based on the full market capitalization and the cumulative free float-adjusted market capitalization coverage of each security that is eligible to be included in the MSCI EAFE Index. The following MSCI EAFE Index maintenance activities, among others, are undertaken during each semi-annual index review: the list of countries in which securities may be represented by foreign listings is reviewed; the component securities are updated by identifying new equity securities that were not part of the MSCI EAFE Index at the time of the previous quarterly index review; the minimum size requirement for the MSCI EAFE Index is updated and new companies are evaluated relative to the new minimum size requirement; existing component securities that do not meet the minimum liquidity requirements of the MSCI EAFE Index may be removed (or, with respect to any such security that has other listings, a determination is made as to whether any such listing can be used to represent the security in the market investable universe); and changes in “foreign inclusion factors” are implemented (provided the change in free float is greater than 1%, except in cases of correction). During a semi-annual index review, component securities may be added or deleted from a country index for a range of reasons, including the reasons discussed with respect to component securities changes during quarterly index reviews as discussed above. Foreign listings may become eligible to represent securities only from the countries that met the foreign listing materiality requirement during the previous semi-annual index review (this requirement is applied only to countries that do not yet include foreign listed securities). Once a country meets the foreign listing materiality requirement at a given semi-annual index review, foreign listings will remain eligible for such country even if the foreign listing materiality requirements are not met in the future.

The results of the semi-annual index reviews are announced at least two weeks in advance of their effective implementation date as of the close of the last business day of May and November.

MSCI EAFE Index maintenance also includes monitoring and completing adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs as well as deleting constituents that enter ineligible alert boards.

These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

Historical Closing Levels of the Underliers

The closing levels of the underliers have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underliers have recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing level of any underlier during the period shown below is not an indication that such underlier is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical closing levels of an underlier as an indication of the future performance of an underlier, including because of the recent volatility described above. We cannot give you any assurance that the future performance of any underlier or the underlier stocks will result in you receiving the outstanding face amount of your notes on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underliers. Before investing in the offered notes, you should consult publicly available information to determine the relevant underlier levels between the date of this pricing supplement and the date of your purchase of the offered notes and, given the recent volatility described above, you should pay particular attention to recent levels of the underliers. The actual performance of an underlier over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical levels shown below.

The graphs below show the daily historical closing levels of each underlier from January 1, 2018 through May 3, 2023. As a result, the following graphs do not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity ETFs. We obtained the levels in the graphs below from Bloomberg Financial Services, without independent verification.

Historical Performance of the iShares® MSCI EAFE Value ETF

Historical Performance of the iShares® MSCI EAFE Growth ETF

SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin LLP, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin LLP that the characterization of the notes for U.S. federal income tax purposes that will be required under the terms of the notes, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

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a dealer in securities or currencies;
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a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
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a bank;
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a life insurance company;
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a regulated investment company;
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an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
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a tax exempt organization;
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a partnership;
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a person that owns a note as a hedge or that is hedged against interest rate risks;
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a person that owns a note as part of a straddle or conversion transaction for tax purposes; or
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a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly discusses how your notes should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your notes are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your notes as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of a note and you are:

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a citizen or resident of the United States;
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a domestic corporation;
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an estate whose income is subject to U.S. federal income tax regardless of its source; or
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a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. You will be obligated pursuant to the terms of the notes — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your notes for all tax purposes as pre-paid derivative contracts in respect of the underliers. Except as otherwise stated below, the discussion below assumes that the notes will be so treated.

Upon the sale, exchange, redemption or maturity of your notes, you should recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or maturity and your tax basis in your notes. Your tax basis in your notes will generally be equal to the amount that you paid for the notes. Such capital gain or loss should generally be short-term capital gain or loss if you hold the notes for one year or less, and should be long-term capital gain or loss if you hold the notes for more than one year. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

In addition, the constructive ownership rules of Section 1260 of the Internal Revenue Code could possibly apply to your notes. If your notes were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your notes would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the notes.

No statutory, judicial or administrative authority directly discusses how your notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the notes are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your notes should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your notes as a single debt instrument subject to special rules governing contingent payment debt instruments.

Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield — i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes — and then determining a payment schedule as of the applicable original issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your notes prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange, redemption or maturity of your notes would be treated as ordinary interest income. Any loss you recognize at that time would be treated as ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and, thereafter, as capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to persons who purchase a note at other than the adjusted issue price as determined for tax purposes.

It is also possible that your notes could be treated in the manner described above, except that any gain or loss that you recognize at maturity or redemption would be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your notes for U.S. federal income tax purposes.

It is possible that the Internal Revenue Service could seek to characterize your notes in a manner that results in tax consequences to you that are different from those described above.

You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your notes for U.S. federal income tax purposes

Possible Change in Law

In 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your notes after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes.

In addition, on December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the offered notes including whether the holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described above unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect notes that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your notes.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of the notes and are, for U.S. federal income tax purposes:

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a nonresident alien individual;
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a foreign corporation; or
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an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the notes.

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” with respect to payments on your notes and, notwithstanding that we do not intend to treat the notes as debt for tax purposes, we intend to backup withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your notes should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your notes to be subject to withholding, even if you comply with certification requirements as to your foreign status.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization of the notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective non-United States holders of the notes should consult their tax advisors in this regard.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts you receive upon the sale, exchange, redemption or maturity of your notes, could be collected via withholding. If these regulations were to apply to the notes, we may be required to withhold such taxes if any U.S.-source dividends are paid on the underliers. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the notes in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2025, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your notes, your notes will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your notes for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding”

in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the notes will generally be subject to the FATCA withholding rules.

Supplemental plan of distribution; conflicts of interest

See “Supplemental Plan of Distribution” on page S-51 of the accompanying general terms supplement no. 8,999 and “Plan of Distribution — Conflicts of Interest” on page 127 of the accompanying prospectus. GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $20,000.

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate face amount of the offered notes specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the notes to the public at the original issue price set forth on the cover page of this pricing supplement. GS&Co. will pay a fee of 1.2% of the face amount to an affiliate of the dealer in connection with certain services provided directly by such affiliate to the dealer.

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. We have been advised that GS&Co. will also pay a fee in connection with the distribution of the notes to SIMON Markets LLC, a broker-dealer in which an affiliate of GS Finance Corp. holds an indirect minority equity interest.

We will deliver the notes against payment therefor in New York, New York on May 8, 2023. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the notes. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.

The notes will not be listed on any securities exchange or interdealer quotation system.

VALIDITY OF THE NOTES AND GUARANTEE

In the opinion of Sidley Austin llp, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the notes offered by this pricing supplement have been executed and issued by GS Finance Corp., such notes have been authenticated by the trustee pursuant to the indenture, and such notes have been delivered against payment as contemplated herein, (a) such notes will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such notes will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated January 18, 2023, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on January 18, 2023.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

$280,000

GS Finance Corp.

Autocallable ETF-Linked Notes due 2026

guaranteed by

The Goldman Sachs Group, Inc.

Goldman Sachs & Co. LLC